                                                                    EXHIBIT 10.1

________________________________________________________________________________
________________________________________________________________________________


                                CREDIT AGREEMENT


                                  $200,000,000


                                     AMONG


                               TCA CABLE TV, INC.


                            THE LENDERS PARTY HERETO


                                      AND


                           NATIONSBANK OF TEXAS, N.A.
                   AS ADMINISTRATIVE AGENT AND MANAGING AGENT


                                      AND


                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                               AS MANAGING AGENT


                           DATED AS OF JULY 21, 1995

________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS


                                                       SECTION 1
                                                 DEFINITIONS AND TERMS

                 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.2      Number and Gender of Words  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 1.3      Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                        SECTION 2
                                                        COMMITMENT

                 2.1      Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 2.2      Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 2.3      Termination and Reduction of Commitment . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                        SECTION 3
                                                     TERMS OF PAYMENT

                 3.1      Notes and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 3.2      Interest and Principal Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 3.3      Interest Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 3.4      Quotation of Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 3.5      Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 3.6      Interest Recapture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 3.7      Interest Calculations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 3.8      Maximum Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 3.9      Order of Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 3.10     Offset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 3.11     Booking Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 3.12     Basis Unavailable or Inadequate for LIBOR Rate  . . . . . . . . . . . . . . . . . . . . . .  23
                 3.13     Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 3.14     Change in Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 3.15     Consequential Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 3.16     Replacement of Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                        SECTION 4
                                                           FEES

                 4.1      Treatment of Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 4.2      Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 4.3      Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 4.4      Agency Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                        SECTION 5
                                                   CONDITIONS PRECEDENT

                 5.1      Conditions Precedent to Initial Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 5.2      Conditions Precedent to Each Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                        SECTION 6
                                              REPRESENTATIONS AND WARRANTIES

                 6.1      Purpose of Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 6.2      Corporate Existence, Good Standing, and Authority . . . . . . . . . . . . . . . . . . . . .  29
                 6.3      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 6.4      Authorization and Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 6.5      Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 6.6      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 6.7      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 6.8      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 6.9      Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 6.10     ERISA and Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 6.11     Properties; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 6.12     Government Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 6.13     Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 6.14     Material Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 6.15     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 6.16     Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 6.17     Franchises, Licenses, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 6.18     Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                        SECTION 7
                                                        COVENANTS

                 7.1      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 7.2      Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 7.3      Items to be Furnished . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 7.4      Inspections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 7.5      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 7.6      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 7.7      Maintenance of Existence, Assets, and Business  . . . . . . . . . . . . . . . . . . . . . .  36
                 7.8      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 7.9      Preservation and Protection of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 7.10     Employee Benefit Plans and Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 7.11     Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 7.12     Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 7.13     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                 7.14     Compliance with Laws and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 7.15     Fiscal Year and Accounting Methods  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 7.16     Government Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 7.17     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 7.18     Loans, Advances, and Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 7.19     Dividends and Distributions; Transactions with Affiliates . . . . . . . . . . . . . . . . .  42
                 7.20     Mergers, Dissolutions and Dispositions of Assets  . . . . . . . . . . . . . . . . . . . . .  42
                 7.21     Payments on Other Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 7.22     Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                        SECTION 8
                                                         DEFAULT

                 8.1      Payment of Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 8.2      Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 8.3      Debtor Relief . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 8.4      Judgments and Attachments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 8.5      Government Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 8.6      Misrepresentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 8.7      Franchise Agreements; FCC Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 8.8      Systems . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 8.9      Default Under Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 8.10     Validity and Enforceability of Loan Papers  . . . . . . . . . . . . . . . . . . . . . . . .  45
                 8.11     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                        SECTION 9
                                                   RIGHTS AND REMEDIES

                 9.1      Remedies Upon Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 9.2      Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 9.3      Delegation of Duties and Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 9.4      Not in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 9.5      Course of Dealing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 9.6      Cumulative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 9.7      Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 9.8      Limitation of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 9.9      Expenditures by Administrative Agent and Lenders  . . . . . . . . . . . . . . . . . . . . .  47

                                                        SECTION 10
                                                 THE ADMINISTRATIVE AGENT

                 10.1.    Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 10.2.    Administrative Agent's Reliance, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 10.3.    NationsBank of Texas, National Association and Affiliates . . . . . . . . . . . . . . . . .  49

                 10.4.    Lender Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 10.5.    Indemnification by Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 10.6.    Successor Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 10.7.    Sharing of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                                        SECTION 11
                                                      MISCELLANEOUS

                 11.1     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 11.2     Nonbusiness Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 11.3     Communications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 11.4     Form and Number of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 11.5     Exceptions to Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 11.6     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 11.7     GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 11.8     Invalid Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 11.9     ENTIRETY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 11.10    VENUE; SERVICE OF PROCESS; JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 11.11    Amendments, Consents, Conflicts and Waivers . . . . . . . . . . . . . . . . . . . . . . . .  54
                 11.12    Multiple Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 11.13    Successors and Assigns; Participations  . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 11.14    Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances . . . . . . . .  57
                 11.15    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 11.16    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                        TABLE OF SCHEDULES AND EXHIBITS





                                 EXHIBITS
                                 --------
Exhibit A                 Form of Note
Exhibit B                 Form of Borrowing Notice
Exhibit C                 Form of Conversion Notice
Exhibit D                 Form of Compliance Certificate
Exhibit E                 Form of Opinion of Counsel
Exhibit F                 Form of Assignment and Acceptance

                                      SCHEDULES
                                      ---------

Schedule 6.2              Jurisdiction of Incorporation of Borrower and its Subsidiaries
Schedule 6.3              Existing Subsidiaries
Schedule 6.11             Systems and Basic Subscribers
Schedule 6.14             Material Agreements
Schedule 6.17             Franchise Agreements, Termination Dates and Licenses
Schedule 7.12             Indebtedness
Schedule 7.13             Liens
Schedule 7.18             Loans and Investments, Description of Certain Acquisitions
Schedule 7.20             Partnerships Permitted to be Dissolved

                                  $200,000,000

                               TCA CABLE TV, INC.

                                CREDIT AGREEMENT


         THIS AGREEMENT is entered into as of July 21, 1995, between TCA CABLE TV, INC., a Texas corporation ("Borrower"), NATIONSBANK OF TEXAS, N.A. ("Administrative Agent" and "Managing Agent"), Texas Commerce Bank National Association ("Managing Agent" and, collectively, "Managing Agents") and Lenders (as defined below).

         Borrower has requested that Lenders extend credit to Borrower, never to exceed the aggregate of $200,000,000, in the form of a reducing revolving loan. Upon and subject to the terms of this Agreement, Lenders are willing to extend such credit to Borrower. Accordingly, in consideration of the mutual covenants contained herein, Borrower, Administrative Agent, Managing Agents and Lenders agree as follows:

                                   SECTION 1
                             DEFINITIONS AND TERMS

         1.1     Definitions.  As used herein:

         ACQUISITION means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which any Company directly or indirectly (a) acquires any domestic cable television system, (b) acquires all or substantially all of the assets of any Person or division of any Person, whether through purchase of assets, merger, or otherwise or (c) acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes for the election of directors) of the securities (or similar ownership interests) of any Person.

         AFFILIATE means a Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower or (b) five percent or more of the voting stock (or in the case of a Person which is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held by Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         AGREEMENT means this Credit Agreement (as the same may hereafter be amended, modified, supplemented or restated from time to time).

         ANNUALIZED OPERATING CASH FLOW means Operating Cash Flow times four.

         APPLICABLE MARGIN means, at the time of any determination thereof, for purposes of all Loans, the margin of interest over the Base Rate or the LIBOR Rate, as the case may be, that is applicable at the time of any determination of interest rates under this Agreement, which Applicable Margin shall be subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Total Debt to Annualized Operating Cash Flow (calculated on a consolidated basis for the Companies), as follows, subject to adjustment as set forth below:


=======================================================================================================
                                                  APPLICABLE                          APPLICABLE
        RATIO OF TOTAL DEBT TO                 MARGIN FOR BASE                        MARGIN FOR
   ANNUALIZED OPERATING CASH FLOW                 RATE LOANS                        LIBOR RATE LOANS
-------------------------------------------------------------------------------------------------------
  Greater than 3.50 to 1.00                           0%                                  7/8%
-------------------------------------------------------------------------------------------------------
  Less than or equal to 3.50 to
  1.00 but greater                                    0%                                  3/4%
  than 3.00 to 1.00
-------------------------------------------------------------------------------------------------------
  Less than or equal to 3.00 to                       0%                                  5/8%
  1.00
=======================================================================================================

         The ratio of Total Debt to Annualized Operating Cash Flow shall be determined from the Current Financials and related Compliance Certificate. The adjustment, if any, to the Applicable Margin shall be effective commencing on the second Business Day after the delivery of such Financial Statements and related Compliance Certificate. If Borrower fails to timely furnish to Administrative Agent the Financial Statements and related Compliance Certificates as required to be delivered pursuant to Sections 7.3(a) and (b) hereof, then the margin applicable in the case of a ratio greater than 3.50 to
1.00 shall apply until such time as such Financial Statements and Compliance Certificate are so delivered.


         ASSET SALE means any sale, disposition, liquidation, conveyance or transfer by Borrower or any Subsidiary of any property or assets (or portion thereof) or an interest (other than Permitted Liens or a Lien granted to the Administrative Agent on behalf of the Lenders) therein, other than in the ordinary course of business.

         ASSIGNMENT AND ACCEPTANCE means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Administrative Agent, in the form of EXHIBIT F hereto, as each such agreement may be amended, modified, extended, restated, renewed, substituted or replaced from time to time.

         AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, Franchises, licenses, certificates, and permits from, any Tribunal (including, without limitation, the FCC).

         BANK AFFILIATE means the holding company of any Lender, or any wholly-owned direct or indirect subsidiary of such holding company or of such Lender.

         BASE RATE means, for any day, a fluctuating rate per annum as shall be in effect from time to time equal to the higher of (a) the prime rate per annum most recently announced by the Administrative Agent as its prime rate in effect at its principal office in Dallas, Texas automatically fluctuating upward and downward with and at the time specified in each such announcement without special notice to Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer and (b) the sum of the Federal Funds Rate plus .50%.

         BASE RATE LOAN means a Loan bearing interest at the sum of the Base Rate plus the Applicable Margin.

         BASIC RATE means, with respect to each particular System, the minimum standard monthly fees and charges charged to customers of such System for the level of cable television service that is subscribed to by all subscribers.

         BASIC SUBSCRIBERS means, at any time, the total number of subscribers subscribing to a System (excluding "SECOND CONNECTS" as such term is commonly understood in the cable television industry) who (a) pay the Basic Rate for service in such System, and (b) are not more than 90 days past due in payment.

         BORROWER is defined in the preamble to this Agreement.

         BORROWING DATE is defined in Section 2.2(a) hereof.

         BORROWING NOTICE is defined in Section 2.2(a) hereof.

         BUSINESS DAY means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas, and (b) in respect of any LIBOR Rate Loan, a day on which dealings in U.S. Dollars are carried on in the London interbank market and commercial banks are open for business in London.

         CAPITAL EXPENDITURE means, for any Person, the aggregate amount of all purchases or acquisitions by such Person of, and expenditures for additions to, items considered to be capital items, including, without limitation, expenditures relating to property, plant, or equipment, which would be capitalized on such Person's balance sheet.

         CAPITAL LEASE means any capital lease or sublease which should be capitalized in accordance with GAAP on a balance sheet.

         CHANGE IN CONTROL means (a) the direct or indirect acquisition by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of (i) the beneficial ownership of issued and outstanding shares of Voting Stock of the Borrower, the result of which acquisition is that such person or such group possesses in excess of 35% of the combined voting power of all then issued and outstanding Voting Stock of the Borrower, or (ii) the power to elect, appoint, or cause the election or appointment of, at least a majority of the members of the Board of Directors of the Borrower, or (b) the sale of all or substantially all of the assets of the Borrower; provided however, that in the case of subparagraph (a), the Current Control Group shall be deemed not to be persons or members of such acquiring group in determining whether such direct or indirect beneficial ownership or power has been acquired by any person or any group.

         CLOSING DATE means the date of execution and delivery of this Agreement.

         CODE means the Internal Revenue Code of 1986, as amended, together with rules and regulations promulgated thereunder.

         COMMITMENT means $200,000,000, subject to reduction and cancellation as provided in this Agreement, including, without limitation, Section 2.3 hereof and Section 3.16 hereof.

         COMMUNICATIONS ACT shall mean the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, and as further amended from time to time, and all rules and regulations thereunder, in each case as from time to time in effect.

         COMPANIES means, at the time of any determination thereof, Borrower and each of its Subsidiaries and "COMPANY" means any one of them.

         COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT D hereto.

         CONSEQUENTIAL LOSS means any loss or expense other than loss of the Applicable Margin which any Lender may reasonably incur in respect of a LIBOR Rate Loan as a consequence of (a) any failure or refusal of Borrower to take such Loan after Borrower shall have requested it under this Agreement, or (b) any prepayment or payment of such Loan or conversion of such Loan to a Loan of another Type, in each case, prior to the last day of the Interest Period therefor.

         CONSOLIDATED SUBSIDIARIES at any particular time shall mean those Subsidiaries whose accounts are or should be consolidated with those of Borrower in accordance with GAAP.

         CONTROLLED GROUP means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         CONVERSION NOTICE is defined in Section 2.2(d) hereof.

         CURRENT CONTROL GROUP means (a) Robert M. Rogers, (b) his spouse, children and lineal descendants, and (c) the estate of, or any trust with not less than 50% of the assets of such trust designated for the benefit of, any of the foregoing persons.

         CURRENT DATE has the meaning ascribed thereto in Section 5.1(c) hereof.

         CURRENT FINANCIALS means, at the time of any determination thereof, the most recently delivered to Administrative Agent of (a) the consolidated Financial Statements of Borrower and its Consolidated Subsidiaries for the fiscal year ended October 31, 1994, and (b) the Financial Statements of Borrower and its Consolidated Subsidiaries most recently delivered under Sections 7.3(a) or 7.3(b) hereof, as the case may be.

         DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments or similar Laws from time to time in effect affecting the Rights of creditors generally.

         DEFAULT is defined in Section 8 hereof.

         DEFAULT RATE means a per annum rate of interest equal from day to day to the lesser of (a) the Base Rate plus 2% and (b) the Maximum Rate.

         DISTRIBUTION for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities, and (d) any other payment by such Person with respect to such securities.

         ELIGIBLE ASSIGNEE means (a) any Bank Affiliate, (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; and (d) the central bank of any country which is a member of the Organization for Economic Cooperation and Development.

         ENVIRONMENTAL LAW means any Law that relates to the pollution or protection of the environment or to Hazardous Substances.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings thereunder, as from time to time in effect.

         ERISA AFFILIATE means any Person that for purposes of Title IV of ERISA is a member of the controlled group of Borrower or any Company, or is under common control with Borrower or any Company, within the meaning of
Section 414(c) of the Code.

         ERISA EVENT means (a) a reportable event, within the meaning of
Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the issuance by the administrator of any Plan of a notice of intent to terminate such Plan in a distress situation, pursuant to Section 4041(a)(2) and 4041(c) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the cessation of operations at a facility in the circumstances described in
Section 4062(e) of ERISA, (d) the withdrawal by Borrower, any Company, or an ERISA Affiliate from a Multiple Employer Plan during a Plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (e) the failure by Borrower, any Company, or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

         EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         EXHIBIT means an exhibit to this Agreement unless otherwise specified.

         EXISTING CREDIT AGREEMENTS means (i) that certain Credit Agreement dated as of March 4, 1993, between Borrower and NationsBank of Texas, N.A., as amended, and (ii) that certain Credit Agreement dated September 13, 1989, between Borrower and Texas Commerce Bank National Association, as amended.

         FCC means the Federal Communications Commission or any successor agency thereto performing functions similar to those performed by the Federal Communications Commission on the date hereof.

         FCC LICENSE means any license or permit issued by the FCC, including, without limitation, licenses issued in connection with the operation of community antenna television systems, community antenna relay systems, microwave systems, earth stations and business and other two-way radios.

         FEDERAL FUNDS RATE means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

         FEE LETTERS means those certain fee letters among the Administrative Agent, the Managing Agents, the Lenders and Borrower, each dated as of the date hereof, providing for certain fees to be paid to the Lenders, the Managing Agents and the Administrative Agent by Borrower in connection with this Agreement, as such letters may be amended, substituted, replaced, extended, increased or otherwise modified from time to time.

         FINANCIAL STATEMENTS means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared in accordance with GAAP, which profit and loss statements and statements of cash flow shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and reconciliations of capital and surplus shall be in comparative form to the prior year end figures.

         FIXED CHARGES means, as of the end of any fiscal quarter, the sum of
(a) all cash dividends paid during the preceding twelve month period, (b) all cash Interest Expense paid or due to be paid and all scheduled principal payments (whether or not paid) on Total Debt during the succeeding twelve month period, and (c) the aggregate Capital Expenditures (excluding expenditures for any Acquisition of any System) by Borrower and its Consolidated Subsidiaries during the preceding twelve-month period ending on such date.

         FRANCHISE means any franchise, permit, license or other authorization granted by any governmental unit or authority, including all laws, regulations and ordinances relating thereto, for the construction, operation and maintenance of a cable television system and the reception and transmission of signals by microwave, and shall include, without limitation, all FCC Licenses and all certificates of compliance and cable television registration statements which are required to be issued by or filed with the FCC.

         FRANCHISE AGREEMENT means any ordinance, agreement, contract or other document stating the terms and conditions of any Franchise, including, without limitation, all exhibits and schedules thereto, all amendments thereof and consents, waivers and extensions issued thereunder, any documents incorporated therein by reference and the application from which such Franchise was granted.

         GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which (except as set forth in Section
1.3 hereof) are applicable from time to time.

         GUARANTY means any agreement by which Borrower or any Subsidiary, directly or indirectly, assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assure any creditor of such other Person against loss, and shall include, without limitation, the contingent liability of Borrower or any Subsidiary under any letter of credit or similar document or instrument.

         HAZARDOUS SUBSTANCE means any substance (a) the presence of which requires removal, remediation, or investigation under any Environmental Law, or
(b) that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law.

         INDEBTEDNESS means Borrower's (on a consolidated basis) (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by Borrower or any Subsidiary, (iv) obligations under Capital Leases, and (v) obligations under any outstanding Guaranties.

         INSUFFICIENCY means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         INTEREST EXPENSE means for any period of calculation thereof, all interest (whether accrued as a liability and payable in cash or imputed, to the extent required by GAAP) on Indebtedness of Borrower and its Consolidated Subsidiaries during such period (including, without limitation, imputed interest on Capital Lease obligations to the extent required by GAAP).

INTEREST PERIOD is determined in accordance with Section 2.2(c) hereof.

         LAWS means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Tribunal.

         LENDERS means the lenders listed on the signature pages of this Agreement (including the Managing Agents in their individual capacity), and each Eligible Assignee which hereafter becomes a party to this Agreement pursuant to Section 11.13(c) hereof, for so long as any such

Person is owed any portion of the Obligation or obligated to make any Loan hereunder, but not including any Participant.

         LIBOR RATE means with respect to a LIBOR Rate Loan for the relevant Interest Period, the per annum rate of interest (rounded upward, if necessary, to the nearest 0.01%) equal to the quotient obtained by dividing (a) the rate at which deposits in United States dollars are offered to Administrative Agent by first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period in an amount comparable to the amount of Administrative Agent's relevant LIBOR Rate Loan therefor and having a maturity comparable to the applicable Interest Period; by (b) one minus the LIBOR Rate Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

         LIBOR RATE LOAN means a Loan bearing interest at the sum of the LIBOR Rate plus the Applicable Margin.

         LIBOR RATE RESERVE REQUIREMENT means, with respect to any LIBOR Rate Loan for the relevant Interest Period, the minimum aggregate reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable Law) applicable to a member bank of the Federal Reserve System and/or United States branches and agencies of foreign banks in respect of eurocurrency fundings or liabilities.

         LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         LITIGATION means any action by or before any Tribunal.

         LOAN means any amount disbursed by Lenders to Borrower under this Agreement, whether such amount constitutes an original disbursement of funds or the continuation of an amount outstanding.

         LOAN PAPERS means (a) this Agreement, the Notes, the Fee Letters, certificates delivered pursuant to this Agreement, and Exhibits and Schedules hereto, (b) all agreements, documents, or instruments in favor of Administrative Agent, either Managing Agent or any Lender ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation, and (c) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.

         MAJORITY LENDERS means any combination of Lenders having at least 66.67% of the aggregate amount of Loans outstanding under this Agreement; provided, however, that if no Loans are outstanding under this Agreement, such term means any combination of Lenders having a Specified Percentage equal to at least 66.67%.

         MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, would reasonably be expected to result in any (a) impairment of the ability of any Company to perform any of its payment or other material obligations under the Loan Papers or, except as a result of actions taken by Administrative Agent, either Managing Agent or any Lender, the ability of Administrative Agent, any Managing Agent or any Lender to enforce any such obligations or any of its Rights under the Loan Papers, (b) material and adverse effect on the financial condition of the Companies as a whole as represented to Managing Agents and Lenders in the consolidated Financial Statements of Borrower and its Consolidated Subsidiaries for the fiscal year ended October 31, 1994, or (c) Default or Potential Default.

         MATERIAL AGREEMENT means, for any Person, any material written or oral agreement, contract, commitment, or understanding to which such Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, and which is not cancelable by such Person upon 30 days or less notice without liability for further payment other than nominal penalty, and which requires such Person to pay more than $1,000,000 during any 12-month period, excluding programming agreements and purchase orders for materials or inventory in the ordinary course of business.

         MAXIMUM AMOUNT and MAXIMUM RATE respectively mean the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, any Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         MULTIEMPLOYER PLAN means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Borrower, any Company, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

         MULTIPLE EMPLOYER PLAN means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of Borrower, any Company, or any ERISA Affiliate and at least one Person other than Borrower, any Company and any ERISA Affiliate, or (b) was so maintained and in respect of which Borrower, any Company, or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         NET SALE PROCEEDS means the gross proceeds received by Borrower or any Subsidiary in connection with or as a result of any Asset Sale, minus the sum of (so long as the following is estimated in good faith by the board of directors of Borrower or such Subsidiary and certified to the Administrative Agent on behalf of Lenders in reasonable detail by a Responsible Officer) (a) reasonable and customary transaction costs payable by Borrower or any Subsidiary related to such sale, and (b) estimated Taxes payable solely as a result of such Asset Sale, taking into account all Tax benefits available to Borrower and its Subsidiaries, including net operating losses.

         NOTES means promissory notes in substantially the form of EXHIBIT A hereto, dated the date hereof, duly executed and delivered to each Lender by Borrower and payable to the order of each Lender in the amount of such Lender's Specified Percentage of the Commitment, and all renewals, extensions, amendments, restatements, and consolidations of all or any part of such promissory notes.

         OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, either Managing Agent or any Lender by Borrower arising from, by virtue of, or pursuant to any Loan Paper, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers.

         OPERATING CASH FLOW means, with respect to Borrower (on a consolidated basis) for any three month fiscal period most recently ended on or as of the date of calculation, an amount equal to (A) the sum of (i) pre-tax income or deficit, as the case may be, excluding extraordinary gains and the write up of any asset for such period, plus (ii) Interest Expense, plus (iii) depreciation and amortization expense and, to the extent not otherwise included, other non-cash expense items for such period, minus (B) interest income. Operating Cash Flow shall be adjusted to (a) include cash flow of any System acquired during any such three month period in accordance with the terms hereof as if such System had been acquired on the first day of such period, and (b) exclude cash flow of any System sold during any such three month period as if such System had been sold on the first day of such period.

         PARTICIPANT is defined in Section 11.13(b) hereof.

         PBGC means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         PERMITTED ACQUISITION means

         (a) any Acquisition by Borrower or any Subsidiary, with respect to which each of the following requirements shall have been satisfied:

                 (i) such Acquisition shall involve assets constituting a domestic cable television business;

                 (ii) Borrower shall have delivered to Administrative Agent the following: (A) a written description of the targeted entity or System to be acquired and its operations and a copy of the related purchase agreement and financial information available to Borrower,
         (B) five year income and balance sheet projections in respect of the Companies and the entity to be acquired, after giving effect to such Acquisition, (C) a certificate signed on behalf of Borrower by a Responsible Officer demonstrating compliance on a pro forma basis with the financial covenants set forth herein for the fiscal quarter in which such Acquisition is made adjusted to reflect each such acquisition, (D) supplemental information, if any, to the Schedules, and (E) such other information in respect of such Acquisition as the Administrative Agent shall have requested on behalf of any Managing Agent or any Lender;

                 (iii) following such Acquisition, the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

                 (iv) no Default or Potential Default shall exist or occur as a result of such Acquisition; and

                 (v) if such Acquisition is structured as a merger, Borrower or a Subsidiary must be the surviving entity after giving effect to such merger; and

         (b) any Acquisition by Borrower or any Subsidiary, with respect to which each of the following requirements shall have been satisfied:

                 (i) such Acquisition shall involve assets related to the cable television business, SMATV, an ancillary business (not included in (a) above) or any other telecommunications system;

                 (ii) not less than 6 Business Days prior to consummation of any Acquisition the purchase price of which, singly or together with other Acquisitions in a series of related transactions, is less than $3,000,000, Borrower shall have delivered to the Administrative Agent the following: (A) a written description of the targeted entity, assets or System to be acquired and its operations and a copy of the related purchase agreement and financial information available to Borrower, (B) five year income and balance sheet projections in respect of the Companies and the entity to be acquired, after giving effect to such Acquisition, (C) a certificate signed on behalf of Borrower by a Responsible Officer demonstrating compliance on a pro forma basis with the financial covenants set forth herein for the fiscal quarter in which such Acquisition is made adjusted to reflect each such acquisition, (D) supplemental information, if any, to the Schedules, and (E) such other information in respect of such Acquisition as Administrative Agent may request on behalf of any Managing Agent;

                 (iii) following such Acquisition, the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

                 (iv) no Default or Potential Default shall exist or occur as a result of such Acquisition; and

                 (v) if such Acquisition is structured as a merger, Borrower or a Subsidiary must be the surviving entity after giving effect to such merger; and

         (c) any Acquisition by Borrower or any Subsidiary, with respect to which each of the following requirements shall have been satisfied:

                 (i) such Acquisition shall involve assets related to the cable television business, SMATV, an ancillary business (not included in (a) above) or any other telecommunications system;

                 (ii) not less than 6 Business Days prior to consummation of any Acquisition the purchase price of which, singly or together with other Acquisitions in a series of related transactions, equals or exceeds $3,000,000, Borrower shall have delivered to the Administrative Agent the following, and Majority Lenders shall have consented to such Acquisition, which consent shall not be unreasonably withheld (and which consent shall be presumed if within 15 Business Days after receipt of such information Administrative Agent shall not have notified Borrower in writing that Lenders do not consent to such Acquisition): (A) a written description of the targeted entity, assets or System to be acquired and its operations and a copy of the related purchase agreement and financial information available to Borrower,
         (B) five year income and balance sheet projections in respect of the Companies and the entity to be acquired, after giving effect to such Acquisition, (C) a certificate signed on behalf of Borrower by a Responsible Officer demonstrating compliance on a pro forma basis with the financial covenants set forth herein for the fiscal quarter in which such Acquisition is made adjusted to reflect each such acquisition, (D) supplemental information, if any, to the Schedules, and (E) such other information in respect of such Acquisition as Administrative Agent may request on behalf of any Managing Agent;

                 (iii) following such Acquisition, the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

                 (iv) no Default or Potential Default shall exist or occur as a result of such Acquisition; and

                 (v) if such Acquisition is structured as a merger, Borrower or a Subsidiary must be the surviving entity after giving effect to such merger.

         PERMITTED DEBT means Indebtedness described in Section 7.12 hereof.

         PERMITTED LIENS means Liens described in Section 7.13 hereof.

         PERSON means any individual, entity, or Tribunal.

         PLAN means a Single Employer Plan or a Multiple Employer Plan.

         POLE AGREEMENT means any pole agreement, pole rental, pole use, access or similar agreement with any telephone company, public authority, public utility or other entity pursuant to which the coaxial, fiber optic or other type of cable and local distribution units of cable television system are extended.

         POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

         PRINCIPAL DEBT means, at the time of any determination thereof, the aggregate unpaid principal balance of all Loans.

         PROHIBITED TRANSACTION has the meaning specified therefor in Section 4975 of the Code or Section 406 of ERISA.

         PURCHASER is defined in Section 11.13(c) hereof.

         QUARTERLY PAYMENT DATE means the last day of each March, June, September and December.

         RATABLE means, as to any Lender, in accordance with its Specified Percentage.

         REPORTABLE EVENT means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

         RESPONSIBLE OFFICER means the president, vice president or chief financial officer.

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         SCHEDULE means a schedule attached to this Agreement unless specified otherwise.

         SINGLE EMPLOYER PLAN means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, other than a Multiple Employer Plan, that is maintained for employees of Borrower, any Company or any ERISA Affiliate.

         SMATV means a satellite master antenna television system.

         SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Indebtedness as it matures, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

         SPECIFIED PERCENTAGE means, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or as adjusted or specified in any Assignment and Acceptance or any amendment to this Agreement.

         SUBORDINATED DEBT means at any time the outstanding principal amount of subordinated Indebtedness incurred in compliance with Section 7.12(b)(viii) hereof.

         SUBSIDIARY means any corporation of which a total of more than 50% of the outstanding voting securities is at the time owned or controlled, directly or indirectly, by Borrower or one or more Subsidiaries.

         SYSTEM OR SYSTEMS means the assets constituting a domestic cable television system (including, without limitation, all related licenses, Franchises and permits issued under federal, state or local laws from time to time, and all agreements with public utilities and microwave transmission companies, Pole Agreements, utility easements and all other property owned or used in connection with the entertainment and services provided pursuant to, and all interest of Borrower and its Subsidiaries to receive revenues from, or pursuant to, such licenses, Franchises and permits) owned and operated, directly or indirectly, by Borrower or any Subsidiary and serving subscribers within a geographical area covered by one or more Franchises from the same head end facility or by two or more related head end facilities.

         TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, Franchises, or assets.

         TERMINATION DATE means the earlier of (a) June 30, 2002, and (b) the effective date that Lenders' commitment to lend under this Agreement is otherwise canceled or terminated in accordance with this Agreement.

         TOTAL DEBT means at any time the sum of (i) aggregate outstanding amount of all Indebtedness of Borrower and its Consolidated Subsidiaries, without duplication, plus (ii) to the extent not included in (i) preceding, the discounted present (as of the date of computation) value of the aggregate fixed unpaid obligations of Borrower and its Consolidated Subsidiaries under all non-compete agreements (assuming a discount rate of 10%).

         TRIBUNAL means any (a) local, state, commonwealth, federal or foreign judicial, executive, or legislative instrumentality, or any agency, authority, commission, or board thereof, including, without limitation, any franchising authority, (b) private arbitration board or panel, or (c) central bank.

         TYPE means any type of Loan determined with respect to the interest option applicable thereto.

         VOTING STOCK means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of any contingency.)

         WITHDRAWAL LIABILITY has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

         1.2 Number and Gender of Words. Whenever in any Loan Paper the singular number is used, the same shall include the plural where appropriate and vice versa, and words of any gender shall include each other gender where appropriate.

         1.3 Accounting Principles. All accounting and financial terms used in the Loan Papers and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period; provided that, unless Lenders otherwise agree, such determinations and computations with respect to financial covenants and ratios in this Agreement shall be made in accordance with GAAP as in effect on the Closing Date.


                                   SECTION 2
                                   COMMITMENT

         2.1 Commitment. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Papers, each Lender severally (and not jointly) agrees, to make one or more Loans to Borrower, which, subject to the Loan Papers, Borrower may borrow, repay, and reborrow under this Agreement; provided that (i) each such Loan must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date; (ii) each such Loan shall be in an amount not less than (x) $500,000 or a greater integral multiple of $100,000 (if a Base Rate Loan), or (y) $1,000,000 or a greater integral multiple of $l,000,000 (if a LIBOR Rate Loan); and (iii) on any date of determination, the Principal Debt shall never exceed $200,000,000 (as such amount is subject to reduction and cancellation in accordance with this Agreement).

         2.2     Borrowing Procedure.  The following procedures apply to Loans.

                 (a) Each Loan shall be made on Borrower's notice (a "BORROWING NOTICE," in the form of EXHIBIT B hereto) to Administrative Agent requesting that Lenders fund a Loan on a certain date (the "BORROWING DATE"), which notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Borrowing Date, amount, Type, and (for a

         Loan comprised of LIBOR Rate Loans) Interest Period, and (iii) must be received by Administrative Agent no later than 11:00 a.m. Dallas, Texas time on the third Business Day preceding the Borrowing Date for any LIBOR Rate Loan or on the Borrowing Date for any Base Rate Loan. Administrative Agent shall promptly notify each Lender of the receipt of any such Borrowing Notice.

                 (b) Each Lender shall make such funds available to Administrative Agent prior to 1:00 p.m., Dallas, Texas time, on the date of funding. Administrative Agent shall make funds available to Borrower by causing such funds to be deposited to Borrower's account with Administrative Agent, which account shall be designated to Administrative Agent by Borrower. Unless a Lender shall have notified Administrative Agent prior to the date of any Loan that it will not make available its Specified Percentage of any Loan, Administrative Agent may assume that such Lender has made the appropriate amount available, and Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Agent, such Lender and Borrower severally agree to repay to Administrative Agent immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, at (i) in the case of Borrower, the Base Rate plus the Applicable Margin, and (ii) in the case of such Lender, the Federal Funds Rate. If (i) a Borrowing shall not occur on any such Borrowing Date because any condition precedent herein specified shall not have been met, and (ii) any Lender has made funds available for such Borrowing to the Administrative Agent, then the Administrative Agent shall return the amounts so received to the respective Lenders as soon as practicable; provided, however, if and to the extent the Administrative Agent fails to return any such amounts to a Lender on the date for such Borrowing, the Administrative Agent shall pay interest on such unreturned amounts, for each day from such Borrowing Date to the date such amounts are returned to such Lender, at the Federal Funds Rate.

                 (c) When Borrower requests a LIBOR Rate Loan, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrower's option, one, two, three or six months, or subject to Administrative Agent's determination of availability, twelve months; provided, however, (a) the initial interest Period for a LIBOR Rate Loan shall commence on the date of such loan (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a LIBOR Rate Loan begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date for such portion of the Principal Debt; and (d) no more than an aggregate of six Interest Periods shall be in effect at one time.

                 (d) Borrower may (a) convert a LIBOR Rate Loan on the last day of an Interest Period to a Base Rate Loan, (b) convert a Base Rate Loan at any time to a LIBOR Rate Loan (in each instance, subject to the notice requirement of Section 2.2(a) hereof and the dollar limits and denominations of Section 2.1 hereof), and (c) elect a new Interest Period (in the case of a LIBOR Rate Loan), by giving notice (a "CONVERSION NOTICE"), substantially in the form of EXHIBIT C hereto) of such intent no later than 12:00 noon Dallas, Texas time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a LIBOR Rate Loan or an election of a new Interest Period with respect to any LIBOR Rate Loan); provided, that Borrower may not convert to or continue a LIBOR Rate Loan if a Default or Potential Default has occurred and is continuing. Absent Borrower's notice of conversion or election of a new Interest Period, a LIBOR Rate Loan shall be deemed converted to a Base Rate Loan effective as of the expiration of the Interest Period applicable thereto.

                 (e) The failure by any Lender to make available its Specified Percentage of any Loan hereunder shall not relieve any other Lender of its obligation, if any, to make available its Specified Percentage of any Loan. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of any Loan.

         2.3     Termination and Reduction of Commitment.

                 (a) Voluntary. Without premium or penalty, and upon giving not less than 5 Business Days prior written and irrevocable notice to Administrative Agent (which shall promptly notify the Lenders), Borrower may terminate in whole or in part the unused portion of the Commitment; provided that each partial termination shall be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000. Any such voluntary reduction in the Commitment shall be applied against the scheduled Commitment reductions in 2.3(b) below as directed by Borrower.

                 (b)      Mandatory.

                          (i) Scheduled Reduction. The Commitment in effect from time to time shall be automatically and permanently reduced by the amount specified below on the corresponding reduction date set forth below, as follows (and no other reduction in the Commitment pursuant to any other provision of this Agreement will affect the reduction required as set forth below, except as provided in Section 2.3(b)(ii) below):

         COMMITMENT REDUCTION DATE                 COMMITMENT REDUCTION AMOUNT
         -------------------------                 ---------------------------
            September 30, 1997                              $ 7,500,000
            December 31, 1997                               $ 7,500,000
            March 31, 1998                                  $ 7,500,000
            June 30, 1998                                   $ 7,500,000
            September 30, 1998                              $10,000,000
            December 31, 1998                               $10,000,000
            March 31, 1999                                  $10,000,000
            June 30, 1999                                   $10,000,000
            September 30, 1999                              $10,000,000
            December 31, 1999                               $10,000,000
            March 31, 2000                                  $10,000,000
            June 30, 2000                                   $10,000,000
            September 30, 2000                              $10,000,000
            December 31, 2000                               $10,000,000
            March 31, 2001                                  $10,000,000
            June 30, 2001                                   $10,000,000
            September 30, 2001                              $12,500,000
            December 31, 2001                               $12,500,000
            March 31, 2002                                  $12,500,000
            June 30, 2002                                   $12,500,000 - and the Commitment shall be equal to $0

                 (ii) Asset Sales. If (A) Net Sale Proceeds exceed $30,000,000 over the term of this Agreement and $5,000,000 for any single Asset Sale, and such excess Net Sale Proceeds have not been reinvested by Borrower in like assets within twelve months of receipt of such Net Sale Proceeds then, the Commitment shall automatically and permanently reduce in an amount equal to such Net Sale Proceeds in excess of such amounts, or (B) there exists a Default or Potential Default at the time of any Asset Sale by Borrower or any Subsidiaries, then, the Commitment shall automatically and permanently reduce in an amount equal to the Net Sale Proceeds. Any such reduction shall be applied (X) if there exists no Default or Potential Default, pro rata against the required Commitment reductions in Section 2.3(b)(i) hereof, and (Y) if there exists a Default or Potential Default, against the required Commitment reductions in Section 2.3(b)(i) hereof beginning with the June 30, 2002 scheduled Commitment reduction and working back in reverse chronological order.

                 (c) Commitment Reductions, Generally. After the occurrence and during the continuance of any Default or Potential Default, any reduction in the Commitment, whether voluntary or mandatory, shall be applied to the scheduled Commitment reductions in Section 2.3(b) above, in inverse chronological order. Once reduced, the Commitment may not be reinstated.

                                   SECTION 3
                                TERMS OF PAYMENT

         3.1 Notes and Payments. Principal Debt shall be evidenced by the Notes. Each payment or prepayment on the Obligation must be paid at Administrative Agent's principal office in Dallas in funds which are or will be available for immediate use by Administrative Agent (on behalf of Lenders) on the day due.

         3.2     Interest and Principal Payments.

            (a) Interest on each LIBOR Rate Loan shall be due and payable as it accrues on the last day of its respective Interest Period; provided that if any Interest Period is a period greater than 3 months, then accrued interest shall also be due and payable on the date 3 months after the commencement of such Interest Period. Interest on each Base Rate Loan shall be due and payable as it accrues on each Quarterly Payment Date (commencing September 30, 1995) and on the Termination Date.

            (b) After giving effect to (i) each scheduled reduction of the Commitment set forth in Section 2.3(b)(i) above, (ii) each reduction of the Commitment due to any Asset Sale as set forth in Section 2.3(b)(ii) above, or (iii) any other reduction in the Commitment, if the Principal Debt exceeds the Commitment then in effect, Borrower shall repay or prepay the Principal Debt in an amount equal to such excess, together with all accrued and unpaid interest on the principal amount so repaid or prepaid and any Consequential Loss arising in connection therewith.

                 (c) On the date of any Asset Sale, Borrower must prepay outstanding Loans in an amount equal to the Net Sale Proceeds, together with (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof.

                 (d) On any date of determination (i) if the Principal Debt exceeds the Commitment, then Borrower shall make a mandatory prepayment of the Principal Debt in at least the amount of such excess, together with (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof.

                 (e) Borrower may voluntarily prepay all or any part of the Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; provided that (i) each such partial prepayment must be in a minimum amount of at least $1,000,000 or a greater integral multiple of $1,000,000 thereof (in the case of a LIBOR Rate Loan), or $100,000 or a greater integral multiple of $100,000 (in the case of a Base Rate Loan); (ii) in the case of a LIBOR Rate Loan, all accrued interest on the amount so paid must also be paid in full, to the date of such prepayment; and (iii) Borrower shall pay any related Consequential Loss within five Business Days after demand therefor.

         3.3 Interest Options. Except where specifically otherwise provided, Loans shall bear interest at a rate per annum equal to the lesser of
(a), as to the respective Type of Loan (as designated by Borrower in accordance with this Agreement), the Base Rate plus the Applicable Margin, or the LIBOR Rate plus the Applicable Margin, as the case may be, and (b) the Maximum Rate. Each change in the Base Rate and Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

         3.4 Quotation of Rates. It is hereby acknowledged that a Responsible Officer or other appropriately designated officer of Borrower may telephone Administrative Agent on or before the date on which a Borrowing Notice is to be delivered by Administrative Agent in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or any Lender, nor affect the rate of interest which thereafter is actually in effect when the Borrowing Notice is given.

         3.5 Default Rate. To the extent permitted by Law, all Principal Debt and past due interest thereon shall bear interest after the occurrence and during the continuance of a Default at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment.

         3.6 Interest Recapture. If the designated rate applicable to any Loan exceeds the Maximum Rate, the rate of interest on such Loan shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Notes, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between
(a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

         3.7     Interest Calculations.

                 (a) All payments of interest shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of a LIBOR Rate Loan (unless such calculation would result in the interest on the Loans exceeding the Maximum Rate in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) and 365 or 366 days, as the case may be, in the case of a Base Rate Loan. All interest rate determinations and calculations by Administrative Agent shall be conclusive and binding absent manifest error.

                 (b) The provisions of this Agreement relating to calculation of the Base Rate and the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate. Each Lender may fund and maintain its funding of all or any part of each Loan as it selects.

         3.8 Maximum Rate. Regardless of any provision contained in any Loan Paper, no Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if any Lender ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Loans as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provisions herein for multiple Loans is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. If the Laws of the State of Texas are applicable for purposes of determining the "MAXIMUM RATE" or the "MAXIMUM AMOUNT," such term shall mean the "INDICATED RATE CEILING" from time to time in effect under
Article 1.04, Title 79, Revised Civil Statutes of Texas, as amended. Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, Borrower agrees that such Chapter 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not govern or in any manner apply to the Obligation.

         3.9     Order of Application.

                 (a) If no Default or Potential Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied to the Obligation first to outstanding Base Rate Loans and then to outstanding LIBOR Rate Loans, and, with respect to whether such payment is applied to fees, expenses, interest or the outstanding principal amount of the Loan, as directed by Borrower.

                 (b) If a Default or Potential Default has occurred and is continuing or if Borrower fails to give direction as described in (a) preceding, any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to all fees and expenses for which Administrative Agent, either Managing Agent or any Lender (in that order) have not been paid or reimbursed in accordance with the Loan Papers; (ii) to accrued interest on the Principal Debt; (iii) to the Principal Debt, first to outstanding Base Rate Loans and then to outstanding LIBOR Rate Loans; and (iv) to any remaining Obligation.

         3.10 Offset. Upon the occurrence and during the continuance of a Default, each Lender shall be entitled to exercise the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which Borrower may now or hereafter have with, or which is now or hereafter in the possession of, each Lender to the extent of the full amount of the Obligation.

         3.11 Booking Loans. To the extent permitted by Law, each Lender may make, carry, or transfer its Loans at, to, or for the account of any of its branch offices or the office of any of its affiliates, provided that no affiliate shall be entitled to receive any greater payment under Section 3.13 hereof than any such Lender would have been entitled to receive with respect to such Loans.

         3.12 Basis Unavailable or Inadequate for LIBOR Rate. If, on or before any date on which a LIBOR Rate is to be determined for a Loan, the Administrative Agent determines in good faith that the basis for determining any such rate is not available or that the resulting rate does not accurately reflect the cost to Lenders of making, maintaining, or converting Loans at such rate for the applicable Interest Period, then the Administrative Agent shall promptly give notice of such determination to the Lenders and Borrower (and such determination shall be conclusive and binding on Borrower, absent manifest error) and such Loans shall bear interest at the sum of the Base Rate plus the Applicable Margin, but not greater than the Maximum Rate. Until Administrative Agent notifies the Lenders and Borrower that the circumstances giving rise to such condition no longer exist, Lenders' commitment hereunder to make or maintain, or to convert to, LIBOR Rate Loans shall be suspended and such Loans shall be made or maintained at the sum of the Base Rate plus the Applicable Margin, but not greater than the Maximum Rate. Subject to the terms and conditions of this Agreement, if Administrative Agent notifies the Lenders and Borrower that the circumstances giving rise to the suspension of its obligations to make or maintain LIBOR Rate Loans no longer exist, Borrower shall be entitled to request LIBOR Rate Loans and convert Base Rate Loans to LIBOR Rate Loans as if the provisions of this paragraph had never applied.

         3.13    Additional Costs.

                 (a) If, in respect of all or any portion of any LIBOR Rate Loan owed to any Lender (i) any present or future Law shall impose, modify, or deem applicable, or compliance by Lender with any requirement or condition (whether or not having the force of Law) of any Tribunal shall result, in any requirement that any reserves or additional costs (including, without limitation, any marginal, emergency, supplemental, special, or other reserves) be maintained, and (ii) any of the same results in a reduction in any sums receivable by any Lender hereunder or an increase in the costs incurred by any such Lender in advancing or maintaining any portion of any LIBOR Rate Loan, then (iii) such Lender shall notify Administrative Agent and Borrower upon becoming aware of same and deliver to Administrative Agent and Borrower a certificate setting forth in reasonable detail the amount necessary to compensate such Lender for such reduction or such increase (which certificate shall be conclusive and binding as to such amount, absent manifest error), and (iv) Borrower shall promptly pay such amount to such Lender within 10 Business Days after demand therefor.

                 (b) If with respect to all or any portion of any Loan, any change in present Law or any future Law regarding capital adequacy or compliance by any Lender with any request, directive, or requirement now existing or hereafter imposed by any Tribunal regarding capital adequacy (whether or not having the force of Law), shall result in a reduction in the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining such amount, utilize such assumptions and allocations of costs and expenses as it shall deem reasonable and may use any reasonable averaging or attribution method), then (unless the effect of such event is already reflected in the rate of interest then applicable hereunder) such Lender shall notify Borrower and the Administrative Agent upon becoming aware of same and deliver to Administrative Agent and Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate such Lender therefor, which certificate shall be conclusive and binding absent manifest error, and Borrower shall promptly pay such amount to such Lender within 10 Business Days after demand therefor.

                 (c) All payments of the principal of and interest on Loans shall, to the extent permitted by applicable Law, be made without deduction for any present and future Taxes, which amounts shall be paid by Borrower (other than Taxes paid in respect of the overall pre-tax income of Lenders). To the extent permitted by applicable Law, Borrower will pay Administrative Agent on behalf of Lenders the amounts necessary such that the net amount of the principal and interest received and retained by Lenders is not less than the amount payable under this Agreement had such Taxes not been imposed. If, notwithstanding the previous two sentences, any Lender pays any such Taxes, Borrower will reimburse such Lender for the amount paid. Borrower will furnish to Administrative Agent and such Lender official tax receipts or other evidence of payment of all such taxes.

         3.14 Change in Laws. If at any time any Law shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans, then such Lender shall promptly notify Borrower and the Administrative Agent, and (a) in respect of undisbursed funds, such Lender shall not be obligated to make any requested Loan which would be unlawful, and (b) in respect of any outstanding Loan (i) if maintaining such Loan until the last day of the Interest Period applicable thereto is unlawful, such Loan shall be converted to a Base Rate Loan as of the date of such notice, and Borrower shall pay any related Consequential Loss, or
(ii) if not so prohibited by Law, such Loan shall be converted to a Base Rate Loan as of the last day of the Interest Period then applicable thereto, or
(iii) if any such conversion will not resolve such unlawfulness,

Borrower shall prepay promptly such LIBOR Rate Loan, without penalty, but with any related Consequential Loss.

         3.15 Consequential Loss. Borrower shall indemnify each Lender against, and shall pay to Administrative Agent on behalf of each Lender within five Business Days after demand, any Consequential Loss of any such Lender. When any Lender demands that Borrower pay any Consequential Loss, such Lender shall deliver to Administrative Agent and Borrower a certificate setting forth in reasonable detail the basis for imposing such Consequential Loss and the calculation of such amount thereof, which calculation shall be conclusive and binding absent manifest error.

         3.16    Replacement of Lender.

         (a) Capital Adequacy. If any Lender has requested compensation in accordance with the terms of Section 3.13 hereof and (i) such request is not the result of any uniform changes in the statutes or regulations for capital adequacy, (ii) there exists no Default or Potential Default hereunder, and
(iii) Borrower and such Lender are unable to reach a written agreement regarding such request within 30 days following written notice by such Lender to Borrower and Administrative Agent of such request, then after the expiration of 30 days following the delivery of the notice under Section 3.13, Borrower may (A) replace such Lender in whole with another Eligible Assignee reasonably acceptable to Administrative Agent and Managing Agents pursuant to an Assignment and Acceptance and in accordance with Section 11.13, or (B) reduce the Commitment in the full amount of such Lender's Specified Percentage of the Commitment and repay such Lender in full. So long as Borrower accomplishes the replacement or repayment of such Lender within 30 days following the delivery of such notice, Borrower shall not owe any such Lender any amounts under
Section 3.13 hereof. If Borrower does not accomplish either replacement or repayment of such Lender within such 60 days, Borrower shall owe such Lender in accordance with the terms of any written agreement reached between such Lender and Borrower, and, if no such agreement has been reached, Borrower shall owe such Lender in accordance with the terms and provisions of Section 3.13 hereof. If the Commitment is reduced by Borrower pursuant to this Section 3.16, Borrower and Lenders agree that the Specified Percentages of each Lender will be automatically ratably adjusted to reflect such reduction of the Commitment.


         (b) Acquired Lender. If any Lender is acquired by or merges with any other Person (including any other Lender) and (i) such Lender is not the surviving Person, and (ii) there exists no Default or Potential Default hereunder, Borrower may replace such Lender in whole with another Eligible Assignee acceptable to Administrative Agent and Managing Agents pursuant to an Assignment and Acceptance Agreement within thirty days following the date of consummation of any such acquisition.

         (c) Certain Circumstances. If (a) there exists no Default or Potential Default on any such date and no Default or Potential Default shall be caused by the action permitted below and (b) any Lender refuses to consent to any amendment, waiver or consent to any provision hereof or in any Loan Paper in accordance with the terms of Section 11.11 hereof (other than an amendment to increase the Commitment of such Lender), but to which each other Lender has previously agreed, then, Borrower may, with the prior written consent of Administrative Agent and the Managing Agents, within 90 days after the date of such consent, amendment or waiver, replace such Lender in whole with another Eligible Assignee, pursuant to an Assignment and Acceptance and otherwise in accordance with the terms of Section 11.13 hereof, and such replaced Lender shall be repaid in full and have no further Rights or obligations under the Loan Papers, provided that, the Companies' obligations under Section 7.17 hereof shall survive any Lender's repayment in full.


                                   SECTION 4
                                      FEES

         4.1 Treatment of Fees. Except as otherwise provided by Law, the fees described in this Section 4 hereof (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) shall be payable in accordance with Section 3 hereof, (d) shall be non-refundable,
(e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, calculated on the basis of a year of 365 or 366 days, as the case may be.

         4.2 Facility Fee. On the Closing Date, Borrower shall pay to Administrative Agent, on behalf of Lenders, such fees as are set forth in that certain Fee Letter.

         4.3 Commitment Fee. Borrower shall pay to Administrative Agent on behalf of Lenders a commitment fee, payable as it accrues on each Quarterly Payment Date (commencing on the Closing Date), and on the Termination Date, equal to 0.25% per annum, calculated on the amount by which (a) the Commitment exceeds (b) the average daily Principal Debt during the three month period (or portion thereof commencing on the date hereof) preceding and including such due date.

         4.4 Agency Fees. On the Closing Date, Borrower shall pay to the Administrative Agent, as an administrative fee, the amount set forth in its Fee Letter.


                                   SECTION 5
                              CONDITIONS PRECEDENT

         5.1 Conditions Precedent to Initial Loan. Lenders will not be obligated to fund the initial Loan, unless they have received all of the following in form and substance satisfactory to Administrative Agent and each Managing Agent (unless otherwise indicated, all documents shall be dated as of the Closing Date):

                 (a) The Agreement. This Agreement (together with all Schedules thereto) executed by Borrower, Administrative Agent, each Managing Agent and each Lender.

                 (b) Notes. The Notes in the form of EXHIBIT A, payable to the order of each Lender.

                 (c) Articles of Incorporation. Copies of the Articles or Certificate of Incorporation, and all amendments thereto, of Borrower, accompanied by certificates that such copy is correct and complete, one dated a Current Date (as used herein, the term "CURRENT DATE" means any date not more than 60 days prior to the Closing Date), issued by the appropriate Tribunal of the jurisdiction of incorporation of Borrower, and one dated the Closing Date, executed by the Secretary of Borrower.

                 (d) Bylaws. Copies of the Bylaws, and all amendments thereto, of Borrower, accompanied by a certificate that such copy is correct and complete, dated the Closing Date, executed by the Secretary of Borrower.

                 (e) Good Standing and Authority. Certificates of the appropriate Tribunals of such jurisdictions as Administrative Agent may request, each dated a Current Date, to the effect that Borrower is in good standing with respect to the payment of franchise and similar Taxes and is duly qualified to transact business in such jurisdictions.

                 (f) Incumbency. Certificates of incumbency of all officers of Borrower who will be authorized to execute or attest any of the Loan Papers on behalf of Borrower, executed by the Secretary of Borrower.

                 (g) Resolutions. Copies of resolutions approving the Loan Papers and authorizing the transactions contemplated in the Loan Papers duly adopted by the Board of Directors of Borrower, accompanied by a certificate of the Secretary or an Assistant Secretary of Borrower, that such copy is a true and correct copy of resolutions duly adopted at a meeting of, or by the unanimous written consent of, the Board of Directors of Borrower, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date.

                 (h) Opinion of Counsel to Borrower. The opinion of Jackson & Walker, L.L.P., counsel to Borrower, addressed to Administrative Agent on behalf of Lenders, substantially in the form of EXHIBIT E hereto.

                 (i) Lien Searches and Lien Releases. Filing officer certificates (or commercial reports similar thereto, if satisfactory to Administrative Agent) under Section 9-407(2) of the UCC, releases or partial releases of Liens or financing statements, and other evidence satisfactory to Administrative Agent that there are no Liens on any assets of any Company, except Permitted Liens.

                 (j) Borrowing Notice. A duly completed Borrowing Notice for the initial Loan.

                 (k)      Current Financials.  Copies of the Current Financials.

                 (l) Payment of Fees and Other Closing Fees. Payment of all fees payable on or prior to the Closing Date to Administrative Agent, Managing Agents and Lenders as provided for in Section 4 of the Agreement, together with reimbursements to Administrative Agent and Managing Agents for all reasonable fees and expenses incurred in connection with the negotiation, preparation, syndication and closing of the transactions evidenced by the Loan Papers (including, without limitation, reasonable attorneys' fees and expenses).

                 (m) Insurance. Copies of certificates of insurance for each policy of insurance maintained by any Company (including, without limitation, flood insurance where required by Law), together with evidence of payment of all premiums thereon.

                 (n) Subsidiary Certificates. Copies of certificates of existence and good standing for each Subsidiary of Borrower from the appropriate Tribunals, together with copies of the articles of incorporation of each such Subsidiary.

                 (o) Other Documents. Such other agreements, documents, instruments, opinions, certificates, and evidences as any Lender may reasonably request.

         5.2 Conditions Precedent to Each Loan. In addition, no Lender will be obligated to fund (as opposed to continue or convert) any Loan unless on the Borrowing Date of such Loan (and after giving effect thereto): (a) Administrative Agent shall have timely received therefor a Borrowing Notice;
(b) all of the representations and warranties of Borrower or any Company set forth in the Loan Papers are true and correct in all material respects (except to the extent that the representations and warranties speak to a specific date or the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by this Agreement and, when required by this Agreement, supplemental Schedules or information have been delivered with respect thereto); (c) no change in the financial condition of any Company which is a Material Adverse Event shall have occurred; (d) no Default or Potential Default shall have occurred and be continuing; (e) the funding of such Loans is permitted by Law; and (f) all conditions related to such Loan must be satisfied in the reasonable determination of Administrative Agent. Each Borrowing Notice delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Lenders that the statements in clauses (b), (c), and (d) above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Lenders may fund any Loan without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding, unless Lenders specifically waive each such item in writing.

                                   SECTION 6
                         REPRESENTATIONS AND WARRANTIES

         Borrower, as to itself and each Company, represents and warrants to Lender as follows:

         6.1 Purpose of Credit Facility. Borrower will use; (a) some of the proceeds of the Loans on the Closing Date to repay and cancel all outstanding Indebtedness created pursuant to the Existing Credit Agreements; and (b) all other proceeds of the Loans for (i) working capital, (ii) general corporate purposes and (iii) Permitted Acquisitions consummated in accordance with Section 7.18(g) and (j) hereof. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "MARGIN STOCK" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any Loan will be used, directly or indirectly, for a purpose which violates any Law, including without limitation, the provisions of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         6.2 Corporate Existence, Good Standing, and Authority. Each Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation (such jurisdictions being identified on SCHEDULE 6.2, as supplemented after the Closing Date as required pursuant to
Section 7.3(c) hereof and as required in connection with any Permitted Acquisition). Except where failure would not be a Material Adverse Event, each Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same (such jurisdictions being identified on SCHEDULE 6.2, as supplemented after the Closing Date as required pursuant to
Section 7.3(c) hereof and as required in connection with any Permitted Acquisition). No Authorization which has not heretofore been obtained is required to authorize, or is required in connection with, the execution, delivery, legality, validity, binding effect, performance of, or enforceability of the Loan Papers.

         6.3 Subsidiaries. Borrower has no Subsidiaries except as disclosed on SCHEDULE 6.3, as supplemented after the Closing Date as required pursuant to Section 7.3(c) hereof and as required in connection with any Permitted Acquisition, and all of the outstanding shares of capital stock (or similar voting interests) of each Subsidiary are owned of record and beneficially as set forth thereon, free and clear of any Liens, restrictions, claims, or Rights of another Person, other than Permitted Liens.

         6.4 Authorization and Contravention. The execution and delivery by Borrower of each Loan Paper and the performance by each Company of its obligations thereunder (a) are within the corporate power of each Company, (b) have been duly authorized by all necessary corporate action, (c) require no action by or in respect of, or filing with, any Tribunal, which action or filing has not been taken or made on or prior to the Closing Date, (d) will not violate any provision of the charter or bylaws of any Company, (e) will not violate any provision of Law applicable to any Company, other than such violations which individually or collectively would not be a Material Adverse Event, (f) will not violate any Material Agreement to which any Company is a party, other than such violations which would not be a Material Adverse Event, or (g) will not result in the creation or imposition of any Lien on any asset of any Company. No Company is in violation of any provision of Law applicable to it, other than such violations which would not be a Material Adverse Event.

         6.5 Binding Effect. Upon execution and delivery by all parties thereto, each Loan Paper will constitute a legal, valid, and binding obligation of each Company party thereto, enforceable against each such Company in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

         6.6 Financial Statements. The Current Financials were prepared in accordance with GAAP and present fairly the consolidated financial condition, results of operations, and cash flows of Borrower and its Consolidated Subsidiaries as of, and for the portion of the fiscal year ending on the date or dates thereof (subject in the case of interim statements only to normal year-end audit adjustments). All material liabilities, direct or indirect, fixed or contingent, of the Companies as of the date or dates of the Current Financials are reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, the Loan Papers, there have been no material adverse changes in the consolidated financial condition of the Companies from that shown in the Current Financials after such date, nor has Borrower or any Company incurred any liability, direct or indirect, fixed or contingent, after such date except in the ordinary course of business or as permitted by this Agreement.

         6.7 Litigation. Except for Litigation affecting the cable industry generally, no Company is subject to, or aware of the threat of, any Litigation which if adversely determined, would be a Material Adverse Event. There are no outstanding or unpaid judgments against any Company or any proceedings against any Company's assets which would constitute a Default or Potential default under Section 8.4 hereof.

         6.8 Taxes. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) prior to delinquency, and all Taxes imposed upon each Company which are due and payable have been paid prior to delinquency, other than Taxes for which the criteria specified in Section
7.5 hereof have been satisfied.

         6.9 Environmental Matters. Except for conditions, circumstances, or violations that would not, individually or in the aggregate, be a Material Adverse Event, no Company (a) knows of any environmental condition or circumstance, such as the presence of any Hazardous Substance, adversely affecting the properties or operations of any Company, (b) has received any report of a violation by any Company of any Environmental Law, or (c) knows that any Company is under any obligation to remedy any violation of any Environmental Law. No facility of any Company is currently used for, or to the knowledge of any Company has previously been used for, storage, treatment, or disposal of any Hazardous Substance.

         6.10 ERISA and Employee Benefit Plans. Each Plan of Borrower and each other Company has satisfied the minimum funding standards under all Laws applicable thereto, and no Plan has an accumulated funding deficiency thereunder. Borrower has not, and neither has any Company incurred any material liability to the PBGC with respect to any Plan. No ERISA Event has occurred with respect to any Plan for which an Insufficiency in excess of $100,000 exists on the date of such occurrence. No Company has participated in any non-exempt Prohibited Transaction with respect to any Plan or trust created thereunder. No Company nor any ERISA Affiliate has incurred any Withdrawal Liability to any Multiemployer Plan that has not been satisfied. No Company nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA.

         6.11 Properties; Liens. Each Company has good and indefeasible title to all its property reflected on the Current Financials (except for property that is obsolete or that has been disposed of in the ordinary course of business). Except for Permitted Liens, there is no Lien on any property of any Company, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien on such property. The Systems set forth on SCHEDULE 6.11, as supplemented after the Closing Date as required pursuant to Section 7.3(c) hereof and as required in connection with any Permitted Acquisition, constitute all Systems owned by the Companies as of the Closing Date or as the date of such supplement, as applicable, and such Schedule sets forth, to the best of Borrower's knowledge, the number of Basic Subscribers of each such System as of such date.

         6.12 Government Regulations. No Company is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Indebtedness.

         6.13 Indebtedness. No Company is an obligor on any Indebtedness other than Permitted Debt.

         6.14 Material Agreements. No Company is a party to any Material Agreement, except for the Loan Papers and the Material Agreements described on
SCHEDULE 6.14, as supplemented after the Closing Date as required pursuant to
Section 7.3(c) hereof and as required in connection with any Permitted Acquisition. All such Material Agreements and all programming contracts are in full force and effect, and no default or potential default exists on the part of any Company thereunder, which would be a Material Adverse Event.

         6.15 Insurance. Each Company maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

         6.16 Solvency. At the time of each Loan hereunder and on the dates of each Permitted Acquisition, each Company is (and after giving effect to the transactions contemplated by the Loan Papers, any Permitted Acquisition, and any incurrence of additional indebtedness will be) Solvent.

         6.17    Franchises, Licenses, etc.   SCHEDULE 6.17, as supplemented
after the Closing Date as required pursuant to Section 7.3(c) hereof and as required in connection with any Permitted Acquisition, lists all Franchise Agreements of the Companies relating to the Systems and correctly identifies the franchisee and termination date of each such Franchise Agreement and lists all Licenses of the Companies as of the Closing Date or as of the date of such supplement, as applicable. Each Company possesses all Franchises, licenses (including any FCC Licenses), copyrights, and other Authorizations and all other rights, including, without limitation, all agreements with public utilities and microwave transmission companies, Pole Agreements and all other utility easements, necessary to own and operate its properties (including Systems) and to carry on its business as presently conducted. Each of the foregoing that is material to the business of the Companies is in full force and effect, and each Company is in compliance in all material respects with all of the material terms and conditions of each thereof, with no known conflict with the rights of others. No event has occurred or exists which permits, or, after the giving of notice, or the lapse of time or both would permit, the revocation or termination of any such Franchise, license, or other Authorization or other right that is material to the business of the Companies. The Systems are operated in compliance with applicable standards and regulations of the FCC and other applicable Tribunals.

         6.18 Full Disclosure. There is no material fact or condition relating to the Loan Papers or the financial condition, business, or property of any Company which would be a Material Adverse Event and which has not been related, in writing, to Administrative Agent. All information heretofore furnished by any Company to Administrative Agent, any Managing Agent or any Lender in connection with the Loan Papers was, and all such information hereafter furnished by any Company to Administrative Agent, any Managing Agent or any Lender will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

                                   SECTION 7
                                   COVENANTS

         So long as Lenders are committed to fund Loans under this Agreement and thereafter until the Obligation is paid and performed in full and canceled, unless Borrower receives a prior written consent to the contrary by Lenders in accordance with the terms of Section 11.11 hereof, Borrower covenants and agrees that it shall and shall cause each Subsidiary to comply with the following:

         7.1 Use of Proceeds. Borrower shall use the proceeds of Loans only for the purposes represented in Section 6.1. hereof.

         7.2 Books and Records. Each Company shall maintain books, records and accounts necessary to prepare financial statements in accordance with GAAP.

         7.3 Items to be Furnished. Borrower shall cause the following to be furnished to Administrative Agent:

                 (a) Promptly after preparation, and no later than 90 days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated and consolidating financial condition and results of operations of Borrower and its Consolidated Subsidiaries as of, and for the year ended on, such last day, accompanied by:

                          (i)     the unqualified opinion of a firm of
                                  nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of Borrower and its Consolidated Subsidiaries,

                          (ii) any management letter prepared by such accounting firm,

                          (iii) a certificate from such accounting firm to Administrative Agent as agent for Lenders indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained such knowledge, the nature and period of existence thereof, and

                          (iv) a Compliance Certificate with respect to such Financial Statements.

                 (b) Promptly after preparation, and no later than 60 days after the last day of each fiscal quarter of Borrower, Financial Statements showing the consolidated financial condition and results of operations of Borrower and its Consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of the current fiscal year to, such last day, accompanied by a Compliance Certificate with respect to such Financial Statements.

                 (c) With each Compliance Certificate delivered pursuant to subsections (a) and (b) preceding, supplemental information, if any, to SCHEDULES 6.2, 6.3, 6.11, 6.14 and 6.17.

                 (d) Promptly after preparation, true, correct and complete copies of any periodic or special reports filed by or on behalf of Borrower or any Subsidiary with the FCC or any governmental authority succeeding to any of its functions or with any state or local CATV authority if (i) such reports indicate any material adverse change in the businesses, operations, affairs or conditions of Borrower or its Subsidiaries, or (ii) copies thereof are reasonably requested by Administrative Agent on behalf of any Lender. Borrower will also promptly provide to Administrative Agent copies of any material notices or other material communications from the FCC or any governmental authority succeeding to any of its functions or from any state or local CATV authority which specifically relate to the operation of the business of Borrower and its Subsidiaries and which could have a material adverse effect on any Company.

                 (e) Notice, promptly after Borrower knows or has reason to know, of any amendment or supplement to, or renegotiation, extension or renewal of, or waiver by any other party thereto of any right under or conditions of any Franchise Agreement or any FCC license, or change in any material regulation, which amendment, supplement, renegotiation, extension, renewal, change in regulation or waiver would constitute a Material Adverse Event or have a material adverse effect on any Company.

                 (f) Notice, promptly after Borrower knows or has reason to know (but in no event later than five days after Borrower knows or has reason to know), of (i) the existence and status of any Litigation which, if determined adversely to any Company, would be a Material Adverse Event, (ii) any change in any fact or circumstance represented or warranted in any Loan Paper which could be a Material Adverse Event, (iii) a Default or Potential Default, specifying the nature thereof and what action Borrower or any other Company has taken, is taking, or proposes to take with respect thereto, (iv) the receipt by any Company of any notice from any Tribunal of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization granted by the FCC or any other Authorization now or hereafter held by any Company which is required for such Company to operate its business, (v) any federal, state, or local statute, regulation, or ordinance or judicial or administrative order limiting or controlling the operations of any Company which has been issued or adopted hereafter and which is of material adverse importance or effect in relation to the operation of the Companies taken as a whole, or (vi) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law, which violation or alleged violation could individually or collectively with other such violations or allegations, be a Material Adverse Event.

                 (g) Promptly after the filing thereof, a true, correct, and complete copy of each Form 10-K and Form 10-Q and each other report filed by or on behalf of Borrower with the Securities and Exchange Commission.

                 (h) Within 270 days after the close of each fiscal year, a statement of the Insufficiencies of each Plan (but only if the aggregate amount of all Insufficiencies for all Plans exceeds $250,000), certified as correct by an actuary enrolled under ERISA.

                 (i) As soon as possible and in any event within 10 days after Borrower or any Company knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Responsible Officer, describing said Reportable Event and the action which the such Person proposes to take with respect thereto.

                 (j) Promptly upon request therefor by Administrative Agent on behalf of any Lender, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Companies, in addition to those mentioned in this Agreement, as reasonably requested.

         7.4 Inspections. Each Company shall allow each Lender (or its Representatives) to inspect any of its properties, to review reports, files, and other records and to make and take away copies thereof, and to discuss any of its affairs, conditions, and finances with such Company's directors, officers, employees, public accountants, or other representatives from time to time, during reasonable business hours upon reasonable notice; provided that, if a Default or Potential Default has occurred and is continuing, no such prior notice shall be required.

         7.5 Taxes. Each Company shall pay on or before the date on which penalties attach thereto, any and all Taxes other than Taxes the amount or validity of which is being contested in good faith by appropriate and lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any lien securing same have been and continue to be stayed.

         7.6 Expenses. Borrower shall promptly pay within 13 Business Days after request therefor (a) all reasonable out-of-pocket costs, fees, and expenses paid or incurred by Administrative Agent and Managing Agents incident to any Loan Paper, administration or syndication (including, but not limited to, the reasonable fees and expenses of counsel to Lender in connection with the negotiation, preparation, delivery, and execution of the Loan Papers and any related amendment, waiver or consent) and (b) all reasonable costs and expenses of Administrative Agent, any Managing Agent and any Lender incurred in connection with the enforcement of the obligations of any Company arising under the Loan Papers or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be a part of the Obligation.

         7.7 Maintenance of Existence, Assets, and Business. Except as otherwise permitted by Section 7.20 hereof, each Company shall at all times (a) maintain its corporate existence and good standing in its state of incorporation and its authority to transact business in all other jurisdictions listed herein where the failure to so maintain its authority to transact business is a Material Adverse Event; (b) maintain, preserve and comply with all licenses, permits, Franchises, Pole Agreements and other agreements necessary for its business where the failure to so maintain is a Material Adverse Event; (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; (d) do all things necessary to renew, extend, and continue in effect all Authorizations which may at any time and from time to time be necessary for the Companies to operate in compliance with applicable Law, where the failure to so renew, extend, or continue in effect would be a Material Adverse Event; and (e) conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

         7.8 Insurance. Each Company shall, at its cost and expense, maintain insurance with financially sound and reputable insurers, in such amounts, and covering such risks, as shall be ordinary and customary for similar companies in the industry. Each Company shall deliver to Administrative Agent certificates of insurance from time to time received by it for each such policy of insurance and evidence of payment of all premiums thereon.

         7.9 Preservation and Protection of Rights. Each Company shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent and Lenders may reasonably deem necessary or appropriate in order to preserve and protect and exercise the Rights of Administrative Agent and Lenders under any Loan Paper.

         7.10 Employee Benefit Plans and Applicable Law. Borrower shall, and shall cause each Company to, comply with all Applicable Laws, including without limitation compliance with ERISA and all applicable federal and state securities Laws. Borrower shall not, and shall not permit any of the Companies to, directly or indirectly, or permit any member of such Person's Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of Managing Agents) liability to any Company or any member of its Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition, which presents the risk of any material (in the opinion of Managing Agents) liability of any Company or any member of its Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of Managing Agents) liability to any Company or any member of its Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder (except in the ordinary course of business consistent with past practice) which could result in any material (in the opinion of Managing Agents) liability to any Company or any member of its Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of each Company or any member of its Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a

Plan) to materially (in the opinion of Managing Agent) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

         7.11 Environmental Laws. Each Company shall conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where failure to so comply or take such action would not be a Material Adverse Event.

         7.12    Indebtedness.

                 (a) Subsidiary Indebtedness. No Subsidiary shall, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Indebtedness, other than:

                          (i) unsecured and secured Indebtedness existing on the Closing Date, as more particularly described on
                 SCHEDULE 7.12 hereto;

                          (ii) Indebtedness under this Agreement and the Notes;

                          (iii) endorsements of instruments or items of payment for deposit to the general account of any Subsidiary in the ordinary course of business;

                          (iv) current accounts payable arising out of transactions (other than borrowings) in the ordinary course of business;

                          (v) indemnities by any such Subsidiary of liabilities of directors and officers pursuant to provisions contained in such Subsidiary's articles of incorporation or bylaws, or otherwise permitted by applicable laws;

                          (vi)    Loans described in Subsection 7.18(f) hereof;
                 and

                          (vii) unsecured Indebtedness of the Subsidiaries in the aggregate not to exceed $3,000,000 at any one time outstanding;

                 (b) Borrower Indebtedness. Borrower shall not, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Indebtedness, other than:

                          (i) unsecured and secured Indebtedness existing on the Closing Date, as more particularly described on
                 SCHEDULE 7.12 hereto;

                          (ii) Indebtedness under this Agreement and the Notes;

                          (iii)   Loans described in Subsection 7.18(f) hereof;

                          (iv) Indebtedness of Borrower secured by a Lien described in Section 7.13(b) hereof not to exceed in the aggregate $1,000,000;

                          (v) current accounts payable arising out of transactions (other than borrowings) in the ordinary course of business;

                          (vi) obligations of Borrower under Capital Leases not to exceed in the aggregate $2,000,000;

                          (vii) endorsements of instruments or items of payment for deposit to the general account of any Company in the ordinary course of business;

                          (viii) Indebtedness of Borrower that is subordinated to the Obligation on terms satisfactory to each Lender and the terms and conditions of which are satisfactory to Majority Lenders;

                          (ix) indemnities by Borrower of liabilities of directors and officers pursuant to provisions contained in Borrower's articles of incorporation or bylaws, or otherwise permitted by applicable laws; and

                          (x) other unsecured Indebtedness of Borrower not to exceed in the aggregate at any time $10,000,000.

         7.13 Liens. No Company will, directly or indirectly, create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, other than the Loan Papers and operating leases or Capital Leases (so long as any such Lien under such leases are limited to the property being leased thereunder), other than:

                 (a) The existing Liens described on SCHEDULE 7.13 hereto (and extension, renewal and replacement Liens upon the same property theretofore subject to a Lien described in this Section 7.13(a), provided that the amount secured by each Lien constituting such extension, renewal or replacement shall not exceed the amount secured by the Lien theretofore existing);

                 (b) Liens on property securing all or part of the purchase price thereof to Borrower or a Subsidiary and Liens (whether or not assumed) existing in property at the time of purchase thereof by Borrower or a Subsidiary, as the case may be (and extension, renewal and replacement Liens upon the same property theretofore subject to a Lien described in this Section 7.13(b), provided that the amount secured by each Lien constituting such extension, renewal or replacement shall not exceed the amount secured by the Lien theretofore existing), and, provided, further, that each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof;

                 (c) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs;

                 (d) Good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds (other than for the repayment of borrowed money) as all such Liens arise in the ordinary course of business of the Companies;

                 (e) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use; and

                 (f) The following so long as the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: claims and Liens for Taxes due and payable; claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real-property or other legal process prior to adjudication of a dispute on the merits; claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; and adverse judgments on appeal.

         7.14 Compliance with Laws and Documents. No Company shall (a) violate the provisions of any Laws applicable to it, including, without limitation, any rules, regulations or policies promulgated by the FCC, or any Material Agreement to which it is a party if such violation alone, or when aggregated with all other such violations, would be a Material Adverse Event,
(b) violate any standards or regulations promulgated by the FCC relating to the construction and operation of CATV systems and the quality of picture and sound, (c) violate the provisions of its charter or bylaws, or (d) modify, repeal, replace, or amend any provision of its charter or bylaws if such action would be a Material Adverse Event.

         7.15 Fiscal Year and Accounting Methods. No Company will change its fiscal year for book accounting purposes or its method of accounting (other than (i) changes as are concurred with by Borrower's independent public accountants as being required by GAAP and (ii) conforming changes in the fiscal year to coincide with the fiscal year of Borrower, as such changes are made by any Company acquired as a Permitted Acquisition).

         7.16 Government Regulations. No Company will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Indebtedness.

         7.17 Indemnification. The Companies shall, jointly and severally, indemnify, protect, and hold Administrative Agent, each Managing Agent and each Lender and its parents, subsidiaries, directors, officers, employees, representatives, agents, successors and assigns (collectively, the "INDEMNIFIED PARTIES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, and proceedings and all reasonable and necessary costs, expenses (including, without limitation, all reasonable attorneys' fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever (the "INDEMNIFIED LIABILITIES") which may at any time be imposed on, incurred by, or asserted against the indemnified parties, in any way relating to or arising out of (a) the direct or indirect result of the violation by any Company of any Environmental Law, (b) any Company's generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence in connection with its properties of a Hazardous Substance (including, without limitation, (i) all damages of any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence, or (ii) the costs of any required or necessary environmental investigation, monitoring, repair, cleanup, or detoxification and the preparation and implementation of any closure, remedial, or other plans), or
(c) the Loan Papers or any of the transactions contemplated therein or the use of proceeds of any Loan, to the extent that any of the indemnified liabilities results, directly or indirectly, from any claim made or action, suit, or proceeding commenced by or on behalf of any Person other than the indemnified parties (provided that, no indemnified party shall have the Right to be indemnified hereunder for its own fraud, gross negligence, or willful misconduct). The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

         7.18 Loans, Advances, and Investments. No Company shall at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other person, or agree, become or remain liable to do any of the foregoing, except:

                 (a) the capital stock of a Subsidiary owned on the date hereof and listed in SCHEDULE 6.3 hereto;

                 (b) loans and investments existing on the date hereof and listed in SCHEDULE 7.18 hereto (including any extensions or renewals thereof);

                 (c) obligations backed by the full faith and credit of the United States of America, or obligations of the U.S. Treasury or any federal agency;

                 (d) commercial paper rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group on the date of acquisition, or certificates of deposits of (i) any Lender or (ii) any other financial institution having one of the two highest ratings by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group;

                 (e) debt securities with a final maturity of less than one year which has one of the two highest ratings by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group;

                 (f) loans from Borrower to any wholly-owned Subsidiary, and loans from any wholly-owned Subsidiary to any other wholly-owned Subsidiary or to Borrower;

                 (g) so long as Borrower provides the Administrative Agent with detailed calculations demonstrating compliance with all provisions of Section 7.22 hereof both before and after giving effect to any such transaction, Permitted Acquisitions;

                 (h) so long as there exists no Default or Potential Default both before and after giving effect to any such capital contribution or loan, capital contributions and loans not to exceed in the aggregate for any fiscal year of Borrower, $5,000,000;

                 (i) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                 (j) so long as there exists no Default or Potential Default both before and after giving effect to any such transaction, each acquisition as described on SCHEDULE 7.18 hereto, but only in the form and manner set forth on SCHEDULE 7.18 hereto; and

                 (k) trade credit extended, and loans and advances extended to subcontractors or suppliers, under usual and customary terms in the ordinary course of business.

         7.19 Dividends and Distributions; Transactions with Affiliates. No Company shall directly or indirectly declare, make, or pay any Distribution other than (a) Distributions declared, made, or paid by Borrower or any Subsidiary wholly in the form of its capital stock, (b) Distributions declared, made or paid by a Subsidiary if all of the capital stock of such Subsidiary is owned by Borrower or a Subsidiary, (c) dividends in respect of capital stock of Borrower so long as no Default or Potential Default exists or would result therefrom, and (d) loans and advances permitted by Section 7.18(f) hereof. No Company will directly or indirectly enter into any material transaction with any of its Affiliates other than loans and advances permitted by Section 7.18(f) hereof and other than transactions upon terms not materially less favorable to Borrower or such Company than such Company could obtain in an arm's-length transaction with a Person that was not an Affiliate.

         7.20 Mergers, Dissolutions and Dispositions of Assets. No Company will, directly or indirectly, merge or consolidate with or into any other Person, or liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), or lease, sell or otherwise dispose of, in a single transaction or series of transactions all, or a substantial portion of, its property, assets or business (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), or consummate any Asset Sale, except:

                 (a) Borrower may merge with any other corporation provided that Borrower is the surviving corporation and after giving effect to such merger, no Default or Potential Default is in existence (including, without limitations, to effect Permitted Acquisitions);

                 (b) any Subsidiary may merge with or into any other Subsidiary or into Borrower;

                 (c) so long as there exists no Default or Potential Default both prior to and after giving effect to any such transaction, Borrower may dissolve or wind-up, or merge into Borrower, any Person described on SCHEDULE 7.20 hereto, but only in the form and manner set forth on SCHEDULE 7.20 hereto; and

                 (d) so long as (i) there exists no Default or Potential Default after giving effect to any Asset Sale (which shall be demonstrated to Administrative Agent and Lenders in a certificate in reasonable detail setting forth the computations of the financial covenants in Section 7.22 hereof), and (ii) all Systems sold by Borrower and its Subsidiaries after the Closing Date shall have contributed less than 25% in the aggregate of Borrower's Operating Cash Flow during the four fiscal quarters prior to each such respective Asset Sale, Borrower or any Subsidiary may consummate any Asset Sale of assets in any fiscal year which have contributed, in the aggregate for such period, not more then 10% of Borrower's Operating Cash Flow during the preceding twelve-month period.

         7.21 Payments on Other Indebtedness. Borrower shall not, nor shall it permit any Subsidiary to, make any prepayment on, or purchase or redeem prior to its stated maturity, any other Indebtedness of Borrower or any Subsidiary, including without limitation, any Subordinated Debt, at any time a Default or Potential Default exists or would result from such payment or purchase.

         7.22 Financial Covenants. As calculated on a consolidated basis for Borrower and its Subsidiaries:

                 (a) Borrower shall never permit the ratio of its Total Debt to its Annualized Operating Cash Flow as of the last day of any fiscal quarter ending during a period set forth below to be greater than the amount set forth below opposite such period:

                          Period                              Maximum Ratio Permitted
                          ------                              -----------------------
         Closing Date through June 30, 1996                         4.00 to 1.00
         July 1, 1996 through June 30, 1997                         3.50 to 1.00
         July 1, 1997 and thereafter                                3.00 to 1.00

                 (b) Borrower shall never permit the ratio of its Annualized Operating Cash Flow to its Interest Expense for the immediately preceding four fiscal quarters to be less than 2.50 to
         1.00 as of the last day of any fiscal quarter.

                 (c) Borrower shall never permit the ratio of its Annualized Operating Cash Flow less cash taxes paid or scheduled to be paid for the immediately preceding four fiscal quarters to its Fixed Charges to be less than 1.05 to 1.00 as of the last day of any fiscal quarter.


                                   SECTION 8
                                    DEFAULT

         The term "DEFAULT" means the occurrence of any one or more of the following events:

         8.1 Payment of Obligation. The failure or refusal of Borrower to pay (a) Principal Debt when the same becomes due in accordance with the Loan Papers, or (b) interest or fees within 3 Business Days after the same becomes due and payable in accordance with the Loan Papers, or (c) any other part of the Obligation within 5 Business Days after the same becomes due and payable in accordance with the Loan Papers.

         8.2 Covenants. The failure or refusal of Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with:

                 (a) Any covenant, agreement, or condition contained in Sections 7.1, 7.10, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19,
         7.20, 7.21 and 7.22 hereof; and

                 (b) Any other covenant, agreement, or condition contained in any Loan Paper (other than the covenants to pay the Obligation and the covenants in clause (a) preceding), and such failure or refusal continues for 30 days after the earlier of (i) actual notice by any Responsible Officer or (ii) notice by any Managing Agent or Lender of such breach or failure to comply.

         8.3 Debtor Relief. Any Company (a) shall not be Solvent, (b) shall fail to pay its Indebtedness generally as it becomes due, (c) shall voluntarily seek, consent to, or acquiesces in the benefit of any Debtor Relief Law, or (d) shall become a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant

(unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

         8.4 Judgments and Attachments. Any Company fails to have discharged within a period of 30 days after the expiration of all Rights of appeal, any judgment, warrant of attachment, sequestration, or similar proceeding against any assets of Borrower with a value, individually or collectively, in excess of $1,000,000.

         8.5 Government Action. (a) A final non-appealable order is issued by any Tribunal, including, but not limited to, the FCC or the United States Justice Department, seeking to cause any Company to divest a substantial portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Tribunal shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Company.

         8.6 Misrepresentation. Any material representation or warranty made by any Company contained in any Loan Paper shall at any time prove to have been incorrect in any material respect when made.

         8.7 Franchise Agreements; FCC Licenses. Any Franchise Agreement relating to more than 10% of the Basic Subscribers in the aggregate with respect to all Systems or any other material license, permit, certificate, consent, approval, authorization or agreement granted by the FCC or by any other Tribunal with jurisdiction over any System having more than 10% of the Basic Subscribers in the aggregate with respect to all Systems, whether presently existing or hereafter granted to or obtained by Borrower or any Subsidiary shall expire without renewal on or before payment in full of the Notes and all Obligations hereunder, or be suspended or revoked, or Borrower or any Subsidiary shall become subject to any injunction or other order materially affecting or which may materially affect (both in the sole good faith judgment of Majority Lenders) Borrower's or a Subsidiary's present or proposed operations under any such Franchise Agreement or any such other material license, permit, certificate, consent, approval, authorization or agreement.

         8.8 Systems. Any System or group of Systems (excluding any System as to which any loss of revenues is fully covered by business interruption insurance) providing in the aggregate more than 15% of the net revenues of Borrower for the preceding twelve month period shall cease to operate, for any reason, for 10 or more days during any calendar year.

         8.9 Default Under Other Agreements. (a) Any Company fails to pay when due (after lapse of any applicable grace periods) any Indebtedness for borrowed money in excess (individually or collectively) of $5,000,000; or (b) any default exists and has not been waived under any agreement to which a Company is a party, the effect of which is to cause, or permit (after the lapse of time or giving of notice) any Person to cause, an amount in excess (individually or collectively) of $5,000,000 to become due and payable by any Company prior to the stated maturity thereof, or to cause or require any Company to purchase or otherwise acquire any Indebtedness for borrowed money in an amount in excess (individually or collectively) of $5,000,000.

         8.10 Validity and Enforceability of Loan Papers. Any Loan Paper shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void or the validity or enforceability thereof be contested by Borrower, or Borrower shall deny that it has any or any further liability or obligations under any Loan Paper.

         8.11 ERISA. Borrower, any Company or any ERISA Affiliate shall have committed a failure described in Section 302(f)(l) of ERISA, and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $50,000.

         8.12 Change in Control. There shall have occurred any Change in Control.


                                   SECTION 9
                              RIGHTS AND REMEDIES

         9.1     Remedies Upon Default.

                 (a) If a Default exists under Section 8.3 hereof, the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action of any kind whatsoever.

                 (b) If any other Default exists, Administrative Agent may at its election, or at the direction of the Majority Lenders, shall, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under Section 9.1(a) hereof, declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise the Rights of offset or banker's Lien against the interest of any Company in and to every account and other property of Borrower which are in the possession of the Administrative Agent to the extent of the full amount of the Obligation (in addition to the rights of each Lender set forth in Section 3.10 hereof); and (v) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of Texas or any other applicable jurisdiction as Lenders shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to Lenders in any of the Loan Papers.

         9.2 Waivers. To the extent permitted by Law, Borrower hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Obligation, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligation, by any indulgence, or by any release or change in any security for the payment of the Obligation.

         9.3 Delegation of Duties and Rights. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Papers by or through its Representatives, and Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their Representatives.

         9.4 Not in Control. None of the covenants or other provisions contained in any Loan Paper shall, or shall be deemed to, give Administrative Agent or any Lender the Right to exercise control over the assets (including, without limitation, real property), affairs, or management of any Company, the power of Administrative Agent and each Lender being limited to the Right to exercise the remedies provided in this Section 9.

         9.5 Course of Dealing. The acceptance by any Lender at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by any Lender of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

         9.6 Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or any Lender has instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

         9.7 Application of Proceeds. Any and all proceeds ever received by any Lender from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in Section 3 hereof.

         9.8 Limitation of Rights. Notwithstanding any other provision of this Agreement or any other Loan Paper, any action taken or proposed to be taken by Administrative Agent or any Lender under any Loan Paper which would affect the operational, voting, or other control of any Company, shall be pursuant to the Communications Act, any applicable state Law and any other applicable Laws in effect from time to time, and the applicable rules and regulations thereunder and, if and to the-extent required thereby, subject to the prior consent of the FCC and other applicable authorities.

         9.9 Expenditures by Administrative Agent and Lenders. All court costs, reasonable attorneys' fees, other costs of collection, and other sums spent by Administrative Agent or any Lender pursuant to the exercise of any Right (including, without limitation, any effort to collect or enforce any of the Notes) provided herein shall be payable to Administrative Agent or such Lender on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date spent until the date repaid by Borrower.


                                   SECTION 10
                            THE ADMINISTRATIVE AGENT

         10.1. Authorization and Action. Each Lender hereby appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including without limitation enforcement or collection of the Notes), Administrative Agent may take any action or refrain from taking any action in its discretion, but Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders and such instructions shall be binding upon all Lenders; provided, however, that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to any Loan Papers or applicable Law. Administrative Agent agrees to (a) promptly give to each Lender notice of each notice given to it by Borrower pursuant to the terms of this Agreement, (b) promptly give to each Lender copies of all documents and information received by the Administrative Agent pursuant to the terms of Section 7.3 hereof and pursuant to the definition of Permitted Acquisition herein, and (c) distribute to each applicable Lender in like funds all amounts delivered to Administrative Agent by Borrower for the Ratable or individual account of any Lender. If the Administrative Agent fails to send to any Lender its portion of any payment timely received by the Administrative Agent hereunder by the close of business on the day such payment was received, the Administrative Agent shall pay to such Lender interest on its portion of such payment from the day such payment was timely received by the Administrative Agent until the date such Lender's portion of such payment is sent to such Lender, at the Federal Funds Rate.

         10.2. Administrative Agent's Reliance, Etc. Neither Administrative Agent, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Paper, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for Borrower or any of its Subsidiaries), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Papers on the part of Borrower or its Subsidiaries or to inspect the property (including the books and records) of Borrower or its Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Papers, or any other instrument or document furnished pursuant hereto; and
(f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

         10.3. NationsBank of Texas, National Association and Affiliates. With respect to its commitments, its Loans, and any Loan Papers, NationsBank of Texas, National Association has the same Rights under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent. NationsBank of Texas, National Association and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any Subsidiary, any affiliate thereof, and any Person who may do business therewith, all as if NationsBank of Texas, National Association were not Administrative Agent and without any duty to account therefor to any Lender.

         10.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements referred to in Sections 6.6 and
7.3 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

         10.5. Indemnification by Lenders. Lenders shall indemnify Administrative Agent, pro rata, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of any Loan Papers or any action taken or omitted by Administrative Agent thereunder, including any negligence of Administrative Agent; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, Lenders shall reimburse Administrative Agent, pro rata, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys' fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Papers. The indemnity provided in this
Section 10.5 shall survive the termination of this Agreement.

         10.6. Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Lenders and Borrower, and may be removed at any time with or without cause by the action of all Lenders (other than Administrative Agent, if it is a Lender). Upon any such resignation, Majority Lenders shall have the right to appoint a successor Administrative Agent, and, if there exists no Default or Potential Default, such appointment shall require the prior consent of Borrower, which such consent shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000, and, if there exists no Default or Potential Default, such appointment shall require the prior consent of Borrower, which such consent shall not be unreasonably withheld. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, Administrative Agent shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Section shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         10.7. Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Loans in excess of its pro rata share of payments made by Borrower, such Lender shall forthwith purchase participations in Loans made by the other Lenders as shall be necessary to share the excess payment pro rata with each of them; provided, however, that if any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a pro rata share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 10.7 may, to the fullest extent permitted by Law, exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

                                   SECTION 11
                                 MISCELLANEOUS

         11.1 Headings. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

         11.2 Nonbusiness Days. In any case where any payment or action is due under any Loan Paper on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that, if in the case of any such payment in respect of a LIBOR Rate Loan the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

         11.3 Communications. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answerback is received, (b) if by telecopy, when transmitted to the telecopy number for such party, if any, (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; provided, that any requirement in this parenthetical shall not effect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the fifth Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for the Companies, Administrative Agent and Managing Agents is set forth below. Notices to Lenders shall be at the addresses set forth opposite each such Lender's signature on the signature pages hereto (or such other address any Lender requests by notification to the Administrative Agent and Borrower) or such other address for any Lender set forth in any Assignment and Acceptance. Communications to Borrower, Administrative Agent and each Managing Agent shall be addressed as follows:


If to Borrower or a Subsidiary:            TCA Cable TV, Inc.
                                           3015 S.E. Loop 323
                                           Tyler, Texas 75701
                                           Attn:    Mr. Jimmie Taylor
                                           Fax:     (903) 595-1929

         with a copy to:                   Jackson & Walker, L.L.P.
                                           901 Main Street
                                           Suite 6000
                                           Dallas, Texas  75202-3797
                                           Attn:    Kimberlee K. Rozman, Esq.
                                           Fax:     (214) 953-5822

If to Administrative Agent
and Managing Agent:                        NationsBank of Texas, N.A.
                                           901 Main Street, 64th Floor
                                           Dallas, Texas 75201
                                           Attn:    Mr.  Jay Tweed
                                                    Vice President
                                           Fax:     (214) 508-9390

         with a copy to:                   Donohoe, Jameson & Carroll, P.C.
                                           3400 Renaissance Tower
                                           1201 Elm Street
                                           Dallas, Texas  75270
                                           Attn:    Melissa Ruman Stewart
                                           Fax:     (214) 744-0231

If to Managing Agent:                      Texas Commerce Bank National Association
                                           2200 Ross Avenue
                                           Third Floor
                                           Dallas, Texas  75266
                                           Attn:    Mr. Kevin Kelty
                                                    Senior Vice President
                                           Fax:     (214) 965-2990

         11.4 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be satisfactory to Administrative Agent and its counsel.

         11.5 Exceptions to Covenants. No Company shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Paper if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

         11.6 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of reimbursement and indemnification shall survive termination of this Agreement and payment in full of the Obligation.

         11.7 GOVERNING LAW. THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS THEREOF) OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES TO THE LOAN PAPERS AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN PAPERS.

         11.8 Invalid Provisions. If any provision in any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Managing Agents, Lenders and Borrower agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         11.9 ENTIRETY. A CREDIT AGREEMENT IN WHICH THE AMOUNT INVOLVED EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY'S AUTHORIZED REPRESENTATIVE. THE RIGHTS AND OBLIGATIONS OF BORROWER, ADMINISTRATIVE AGENT, EACH MANAGING AGENT AND EACH LENDER SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN PAPERS EXECUTED BY BORROWER, ADMINISTRATIVE AGENT, EACH MANAGING AGENT AND EACH LENDER REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, ADMINISTRATIVE AGENT, EACH MANAGING AGENT AND EACH LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES. THIS PARAGRAPH IS INCLUDED HEREIN PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED FROM TIME TO TIME.

         11.10 VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS (AND IN THE CASE OF BORROWER, FOR EACH OF ITS SUBSIDIARIES), HEREBY (a) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW, (b) IRREVOCABLY WAIVES,

TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (c) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (d) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, AND (e) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower (for itself and on behalf of each of its Subsidiaries) acknowledges that this waiver is a material inducement to Administrative Agent's, each Managing Agent's and Lenders' agreement to enter into a business relationship, that Administrative Agent, each Managing Agent and Lenders have already relied on this waiver in entering into this Agreement, and that Administrative Agent, each Managing Agent and each Lender will continue to rely on each of such waivers in related future dealings. Borrower (for itself and on behalf of each of its Subsidiaries) further warrants and represents that it has reviewed these waivers with its legal counsel, and that it knowingly and voluntarily agrees to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 11.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

         11.11   Amendments, Consents, Conflicts and Waivers.

                 (a) No amendment or waiver of any provision of this Agreement or any other Loan Papers, nor consent to any departure by Borrower or any Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by Administrative Agent with the consent of Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall (and the result of action or failure to take action shall not) unless in writing and signed by all of Lenders and Administrative Agent, (a) increase the Commitment, (b) reduce any principal, interest, fees, or other amounts payable hereunder, or waive or result in the waiver of any Default under Section 8.1 hereof,
         (c) postpone any date fixed for any scheduled reduction of the

         Commitment, or the payment of any principal, interest, fees, or other amounts payable hereunder, (d) release any collateral or guaranties securing Borrower's obligations hereunder, other than releases contemplated hereby and by the Loan Papers, (e) change the meaning of Specified Percentage, Majority Lenders or the number of Lenders required to take any action hereunder, (f) change the definition of Subordinated Debt or any of the subordination terms of any Subordinated Debt or (g) amend this Section. No amendment, waiver, or consent shall affect the Rights or duties of Administrative Agent under any Loan Papers, unless it is in writing and signed by Administrative Agent in addition to the requisite number of Lenders.

                 (b) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.

                 (c) No course of dealing nor any failure or delay by Administrative Agent, any Managing Agent or any Lender, or any of their Representatives with respect to exercising any Right of Administrative Agent, any Managing Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by the applicable parties set forth in Section 11.11(a) above to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         11.12 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each party execute the same counterpart so long as identical counterparts are executed by each party.

         11.13   Successors and Assigns; Participations.

                 (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Papers without the express written consent of Administrative Agent, Managing Agents and Lenders.

                 (b) Each Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT", such term not to include any Lender purchasing a participation pursuant to
         Section 10.7 hereof) participating interests in the Obligation. In the event of any such sale to a Participant, (i) any selling Lender's obligations under this Agreement shall remain unchanged, (ii) such selling Lender shall remain solely responsible for the performance thereof, (iii) such selling Lender shall remain the holder of the Principal Debt for all purposes under this Agreement, and (iv) Borrower shall continue to deal solely and directly with such selling Lender in connection with such selling Lender's Rights and obligations under the Loan Papers. Participants shall have no Rights under the Loan Papers other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of Section 3 hereof with respect to all participation in the Obligation outstanding from time to time so long as Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such selling Lender under
         Section 3 hereof calculated as though no participation had been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal, interest, or fees due under the Loan Papers, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by this Agreement), or releases any guaranty or collateral, if any, for the Obligation.

                 (c) Each Lender may, pursuant to an Assignment and Acceptance and in the ordinary course of its commercial banking business and in accordance with applicable Law, sell to one or more Eligible Assignees (each a "PURCHASER") all or any part of its Rights and obligations under the Loan Papers (including, without limitation, the same portion of its Commitment and the Loans at the time owing to it and the Note held by it), and such Purchaser shall assume such Rights and obligations; provided, however, that neither Managing Agent shall assign in the aggregate more than 51% of its Specified Percentage of the Commitment at any time, and, with respect to any assignment by any Lender, no assignment shall be in an amount less than $5,000,000. The consent of the Administrative Agent and the Managing Agents, which consent shall not be unreasonably withheld, shall be required prior to an assignment becoming effective, and, unless a Default or Potential Default has occurred and is continuing, the consent of Borrower, which consent shall not be unreasonably withheld, shall be required prior to an assignment becoming effective. From and after the assignment's effective date and the payment to the Administrative Agent by such transferring Lender of a transfer and administrative fee of $5,000, such Purchaser shall for all purposes be a "Lender" party to this Agreement and shall have all the Rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with commitments as set forth in the assignment agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by Borrower or such Lender shall be required. Upon the consummation of any transfer to a Purchaser pursuant to this clause (c), and upon the payment by the transferring Lender to the Administrative Agent of the $5,000 transfer and administrative fee, Borrower shall execute and deliver to each of the transferor Lender and such Purchaser a Note in the face amount of its portion of the Commitment following such transfer, and, upon receipt of such Note, such transferor Lender shall return to Borrower the Note previously delivered to such Lender hereunder.

                 (d) No Participant or Purchaser (including for this purpose a different lending office of Lender) shall be entitled to receive any greater payment under Section 3 hereof than Lender would have been entitled to receive with respect to the Rights assigned.

                 (e) Borrower authorizes each Lender to disclose to any Participant or Purchaser (each, a "transferee") and any prospective transferee any and all financial and other information in such Lender's possession concerning Borrower and its Subsidiaries and affiliates which has been or may be delivered to such Lender by or on behalf of Borrower in connection with this Agreement or any other Loan Paper or such Lender's credit evaluation of Borrower and its Subsidiaries.

         11.14 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Company's obligations under the Loan Papers shall remain in full force and effect until the Commitment shall have terminated and the Obligation shall have been paid in full. If at any time any payment of the principal of or interest on the Notes or any other amount payable by Borrower under any Loan Paper is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, the obligations of Borrower under the Loan Papers with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         11.15 Taxes. Each Lender which is not a United States Person hereby agrees that:

                 (i) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.13 hereof after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to Borrower through the Administrative Agent, with a copy to the Administrative Agent and each Managing Agent:

                 (A) if any lending office is located in the United States of America, two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"),

                 (B) if any lending office is located outside the United States of America, two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001").

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or lending offices under this Agreement free from withholding of United States Federal income tax;

              (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to Borrower through the Administrative Agent, with a copy to the Administrative Agent and each Managing Agent, in replacement for the forms previously delivered by it hereunder:

                 (A) if such changed or additional lending office is located in the United States of America, two accurate and complete signed originals of Form 4224; or

                 (B) otherwise, two accurate and complete signed originals of Form 1001,

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

             (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to Borrower through the Administrative Agent with a copy to the Administrative Agent and each Managing Agent, two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender; and

              (iv) it shall, promptly upon the request of Borrower to that effect, deliver to Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

         (f) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 11.15 shall survive the payment in full of principal and interest hereunder and the termination of this Agreement.

         11.16 Confidentiality. Each Lender agrees to keep information obtained by it pursuant to the terms hereof or the terms of any other Loan Paper that has been designated "Confidential" in writing across the top of such information by Borrower, and which such information is not otherwise publicly available ("Confidential Information") confidential in accordance with such Person's customary practices and agrees that it will only use such Confidential Information in connection with the transactions contemplated by this Agreement and not disclose any of such Confidential Information other than (a) to such Person's employees, counsel (inhouse and outside), accountants, consultants, representatives, professional advisors, Affiliates and agents of such Person to the extent required for such persons to perform their duties or in accordance with policy or customary practice of such Person, (b) to regulatory officials, and to the extent that such Person deems disclosure reasonably necessary, or to the extent that such Person has been advised by counsel that disclosure is required, in order to comply with any Law, regulation or judicial order, or requested or required by bank regulators or auditors or other governmental authorities or Tribunals, (c) as reasonably deemed necessary in connection with any policy, investigation, legal process or litigation, or (d) to assignees or participants or proposed assignees or proposed participants of all or any part of this credit facility who in each case agree in writing to be bound by the provisions of this Section 11.16. Each Lender agrees that if it is required by applicable law or legal process to disclose any confidential information, such Lender will, as soon as practicable, notify Borrower of the request or requirement relating to such applicable law or legal process and the date on which a response to the same is due from it, provided that (a) the failure of any Lender to comply with the provisions of this sentence shall not affect the Obligations, or the obligation of Borrower to comply with the terms of this Agreement and the Loan Papers, and (b) this sentence shall not apply to any disclosure that any Lender is required by applicable law to make to any governmental authority having authority over such Lender.





            THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

         EXECUTED as of the day and year first mentioned.



BORROWER:                               TCA CABLE TV, INC., as Borrower


                                        By:____________________________________
                                        (Name)_________________________________
                                        (Title)________________________________


ADMINISTRATIVE AGENT
AND MANAGING AGENT:                     NATIONSBANK OF TEXAS, N.A., as
                                        Administrative Agent and Managing Agent



                                        _______________________________________
                                        By:      Jay S. Tweed
                                        Title:   Vice President


MANAGING AGENT:                         TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION, as Managing Agent


                                        By:____________________________________
                                        (Name)_________________________________
                                        (Title)________________________________


LENDERS:                                NATIONSBANK OF TEXAS, N.A., as a Lender

Specified Percentage:  20.00%

Address:                                _______________________________________
901 Main Street                         By:      Jay S. Tweed
64th Floor                              Title:   Vice President
Dallas, Texas  75201
Attn:    Jay S. Tweed
         Vice President
Phone:   (214) 508-0973
Fax:     (214) 508-9390

Specified Percentage:  20.00%           TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION, as a Lender

Address:
2200 Ross Avenue
3rd Floor                               By:____________________________________
Dallas, Texas  75201
Attn:    J. Kevin Kelty                 (Name)_________________________________
         Senior Vice President
Phone:   (214) 965-4020                 (Title)________________________________
Fax:     (214) 922-2990



Specified Percentage:   9.50%           ABN AMRO BANK N.V., as a Lender

Address:
Three Riverway, Suite 1700
Houston, Texas  77056                   By:____________________________________

                                        (Name)_________________________________

Attn:    Lila Jordan                    (Title)________________________________
         Vice President
Phone: (713) 964-3312
Fax:     (713) 629-7533


with a copy to:
                                        By:____________________________________

ABN AMRO Bank, N.V.                     (Name)_________________________________
135 South LaSalle
Suite 711                               (Title)________________________________
Chicago, Illinois  60603
Attn:    Douglas Zylstra
Phone:   (312) 904-2807
Fax:     (312) 904-6387

Specified Percentage:   6.25%           HIBERNIA NATIONAL BANK, as a Lender

Address:
313 Carondelet
New Orleans, Louisiana  70130           By:____________________________________

                                        (Name)_________________________________

Attn:    Troy Villafarra                (Title)________________________________
         Vice President
Phone: (504) 533-2738
Fax:     (504) 533-5344




Specified Percentage:   9.50%           THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LIMITED, NEW YORK BRANCH, as a Lender

Address:
165 Broadway
New York, New York  10006               By:____________________________________
Attn:    T.J. Fukunaga
         Vice President                 (Name)_________________________________
Phone:   (212) 335-4549
FAX:     (212) 335-4524                 (Title)________________________________
         or (212) 608-2371

with a copy to:

2200 Ross Avenue
Suite 4700 West
Dallas, Texas  75201
Attn:    Robert Nelson
           (Title)
         -----------------
Phone: (214) 969-5352
Fax:     (214) 969-5357

Specified Percentage:   9.50%           THE MITSUBISHI BANK LIMITED, HOUSTON
                                        AGENCY, as a Lender

Address:
1100 Louisiana Street
Suite 2800                              By:____________________________________
Houston, Texas  77002-5216
Attn:    Michael A. Innes               (Name)_________________________________
           (Title)
         -----------------              (Title)________________________________
Phone: (713) 655-3807
Fax:     (713) 658-0116






Specified Percentage:   6.25%           TRUST COMPANY BANK, as a Lender

Address:
25 Park Place
24th Floor
Atlanta, Georgia  30303                 By:____________________________________

                                        (Name)_________________________________

Attn:    Jennifer L. McClure            (Title)________________________________
         Banking Officer
Phone: (404) 588-7412
Fax:     (404) 827-6270
                                        By:____________________________________

                                        (Name)_________________________________

                                        (Title)________________________________




Specified Percentage:   9.50%           FIRST INTERSTATE BANK OF TEXAS, N.A.,
                                        as a Lender

Address:
1445 Ross Avenue
Dallas, Texas  75202                    By:____________________________________

                                        (Name)_________________________________

Attn:    Craig Scheef                   (Title)________________________________
         Vice President
Phone: (214) 740-1548
Fax:     (214) 740-1519

Specified Percentage:   9.50%           MELLON BANK, N.A., as a Lender

Address:
Room 4440
1 Mellon Bank Center
500 Grant Street                        By:____________________________________
Pittsburgh, Pennsylvania  15258
Attn:    Lisa M. Pellow                 (Name)_________________________________
         Vice President
Phone: (412) 236-2790                   (Title)________________________________
Fax:     (412) 234-6375

                                   EXHIBIT A

                                PROMISSORY NOTE

$_______________                                              July 21, 1995

         FOR VALUE RECEIVED, TCA CABLE TV, INC., a Texas corporation ("Borrower"), promises to pay to the order of ____________________, ("Lender"), at the principal offices of NationsBank of Texas, N.A., as Administrative Agent for Lenders ("Administrative Agent"), located at 901 Main Street Dallas, Texas, 75201, that principal amount of $____________ (___________________ Million and
____ Dollars), or such lesser amount as shall have been advanced and remains unpaid hereunder, together with interest on the unpaid principal balance from time to time outstanding at the applicable rates described in the Credit Agreement (as defined below).

         This note is one of the "Notes" under the Credit Agreement (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement") dated as of the date of this note, between Borrower, Administrative Agent, Texas Commerce Bank National Association ("Managing Agent") and Lenders. All of the defined terms in the Credit Agreement have the same meanings when used in this note.

         This note incorporates by reference the principal and interest payment terms in the Credit Agreement -- including, without limitation, the Termination Date.

         This note incorporates by reference all other provisions in the Credit Agreement applicable to this note, including, without limitation, provisions for disbursements of principal, applicable interest rates before and after Default, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and other obligors, assurances and security, choice of Texas and United States federal law, usury savings, and other matters applicable to "Loan Papers" under the Credit Agreement.


                                            TCA CABLE TV, INC.

                                            By:________________________________
                                            (Name)_____________________________
                                            (Title)____________________________







EXHIBIT "A" - Page Solo

                                   EXHIBIT B

                                BORROWING NOTICE

                            ________________, ______


NationsBank of Texas, N.A., as Administrative Agent
NationsBank Plaza, 64th Floor
901 Main Street
Dallas, Texas  75202
Attn: Jay S. Tweed

         Reference is made to the Credit Agreement dated as of July 21, 1995 (as renewed, extended, amended, supplemented, replaced, or restated, the "CREDIT AGREEMENT"), between the undersigned, NationsBank of Texas, N.A., Texas Commerce Bank National Association and the Lenders (as defined therein). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 2.2(a) of the Credit Agreement that it requests a Loan under the Credit Agreement, and in that connection sets forth below the terms on which such Loan is requested to be made:

(A)      Borrowing Date of Loan (a Business Day)                    _________

(B)      Principal Amount of Loan 1                                 _________

(C)      Type of Loan 2                                             _________

(D)      For LIBOR Rate Loan,
                 Interest Period and the last day thereof 3         _________

         On the date the rate is set, please confirm the interest rate below and return by facsimile transmission to _______________________________.





____________________

 1 Not less than $100,000 or an integral multiple of $100,000 (if a Base Rate Loan); not less than
      $1,000,000 or a greater integral multiple of $100,000,000 (if a LIBOR Rate Loan; and not greater then the unused Commitment [, as reduced or canceled].

 2    LIBOR Rate Loan or Base Rate Loan.

 3    LIBOR Rate Loan -- 1, 2, 3, 6 or 12 months.
      In no event may the Interest Period end after the Termination Date.





EXHIBIT "B" - Page 1

         Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Borrowing Date specified herein after giving effect to such Loan:

                 (a) all of the representations and warranties in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Credit Agreement and, when required by this Agreement, supplemental Schedules or information have been delivered with respect thereto);

                 (b) no change in the financial condition of any Company which is a Material Adverse Event has occurred;

                 (c) no Default or Potential Default has occurred and is continuing; and

                 (d) the funding of such Loan is permitted by Law.

                                           Very truly yours,

                                           TCA CABLE TV, INC.




                                           By:  ________________________________

                                           (Name) ______________________________

                                           (Title) _____________________________


Rate: ___________

Confirmed by: ______________________________










EXHIBIT "B" - Page 2

                                   EXHIBIT C

                               CONVERSION NOTICE

                              _____________, _____


NationsBank of Texas, N.A., as Administrative Agent
NationsBank Plaza, 64th Floor
901 Main Street
Dallas, TX 75202
Attn:  Jay S. Tweed


         Reference is made to the Credit Agreement dated as of July 21, 1995 (as renewed, extended, amended, supplemented, replaced, or restated, the "Credit Agreement"), between the undersigned, NationsBank of Texas, N.A., Texas Commerce Bank National Association and the Lenders (as defined therein). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 2.2(d) of the Credit Agreement that it elects to convert a Loan under the Credit Agreement from one Type to another Type or elects a new Interest Period for a LIBOR Rate Loan, and in that connection sets forth below the terms on which such election is requested to be made:

(A)      Date of conversion or last day of
         applicable Interest Period (a Business Day)               __________

(B)      Type and principal amount of existing
         Loan being converted or continued 4                       __________

(C)      New Type of Loan selected (or Type of
         Loan continued) 5                                         __________

(D)      For conversion to, or continuation of,                    __________
         a LIBOR Rate Loan,





____________________

4 Not less than $100,000 or an integral multiple of $100,000 (if a Base Rate Loan); not less than
     $1,000,000 or a greater integral multiple of $1,000,000
     (if a LIBOR Rate Loan);  not greater than the unused
     Commitment, as reduced or canceled.

5    LIBOR Rate Loan or Base Rate Loan.





EXHIBIT "C" - Page 1

         Interest Period selected and the last thereof 6          _____________

         On the date the rate is set, please confirm the interest rate below and return by facsimile transmission to ________________________________.

         Borrower hereby certifies that on the date hereof and as of the Conversion Date, no Default or Potential Default has occurred and is continuing.

                                             Very truly yours,

                                             TCA CABLE TV, INC.



                                             By  _______________________________

                                             (Name) ____________________________

                                             (Title) ___________________________



Rate: _________


Confirmed by:  ____________________________









____________________

6 LIBOR Rate Loan--1, 2, 3, 6 or 12 months. In no event may the Interest Period end after the Termination Date.





EXHIBIT "C" - Page 2

                                   EXHIBIT D

                             COMPLIANCE CERTIFICATE

                  FOR ___________ ENDED _________, __________

                        DATE:  _______________, _______


ADMINISTRATIVE AGENT:     NationsBank of Texas, N.A., as Administrative Agent

BORROWER:                 TCA Cable TV, Inc.

________________________________________________________________________________

         This certificate is delivered under the Credit Agreement (as renewed, extended, amended, supplemented, replaced, or restated, the "Credit Agreement") dated as of July 21, 1995, between Borrower, Administrative Agent, Texas Commerce Bank National Association and the Lenders (as defined therein), all defined terms in which have the same meanings when used in this certificate.

         I certify to Administrative Agent and the Lenders that:

         (a) I am the treasurer or chief financial officer of the Companies, and, as such, I am authorized to deliver this certificate on behalf of the Companies;

         (b) the Financial Statements of the Companies attached to this certificate were prepared in accordance with GAAP, and present fairly the consolidated financial condition and results of operations of Borrower and its Consolidated Subsidiaries as of, and for the (three, six, or nine months, or fiscal year) ended on, ______________, 199_ (the "Subject Period");

         (c) a review of the activities of the Companies during the Subject Period has been made under the supervision of the chief financial officer with a view to determining whether, during the Subject Period, the Companies have kept, observed, performed, and fulfilled all of their respective obligations under the Loan Papers, and during the Subject Period, to my knowledge (i) the Companies kept, observed, performed, and fulfilled each and every covenant and condition of the Loan Papers (except for the deviations, if any, set forth on a schedule annexed to this certificate) in all material respects, and (ii) no Default (nor any Potential Default) has occurred which has not been cured or waived (except the Defaults or Potential Defaults, if any, described on the schedule annexed to this certificate);





EXHIBIT "D" - Page 1

         (d) the status of compliance by Borrower with Sections 7.22(a) through
(c) of the Credit Agreement at the end of the Subject Period is as set forth in the calculations annexed to this certificate, which calculations are set forth in such detail as Administrative Agent shall have requested; and

         (e) any changes to Schedules 6.2, 6.3, 6.11, 6.14 or 6.17 during the Subject Period are annexed to this Certificate.



                                      By  _____________________________________
                                          Chief Financial Officer or Treasurer










EXHIBIT "D" - Page 2

                                   EXHIBIT F

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT


                 THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT ("Assignment and Acceptance") is dated ________________, ____, between ________________________
("Assignor") and _____________________ ("Assignee").

                            PRELIMINARY STATEMENTS:

                 A. Reference is made to the Credit Agreement dated as of July 21, 1995 (said Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being referred to as the "Credit Agreement") among TCA Cable TV, Inc. ("Borrower"), NationsBank of Texas, N.A. (the "Administrative Agent"), the financial institutions parties thereto as the Lenders thereunder, and NationsBank of Texas, N.A. and Texas Commerce Bank National Association, as Managing Agents ("Managing Agents"). Unless otherwise defined, terms are used herein as defined in the Credit Agreement.

                 B. This Assignment and Acceptance is made with reference to the following facts:

                      (i) Assignor is a Lender under and as defined in the Credit Agreement and, as such, presently holds a percentage of the rights and obligations of the Lenders under the Credit Agreement.

                      (ii) As of the date hereof, the Commitment is $__________, Assignor's Specified Percentage is ___%, and Assignor's Specified Percentage of the Commitment is $__________.

                    (iii) As of the date hereof, the unpaid principal of the Loan is $____________, and Assignor's Specified Percentage of the Loan is $__________.

                      (iv) On the terms and conditions set forth below, Assignor desires to sell and assign to Assignee, and Assignee desires to purchase and assume from Assignor, as of the Effective Date (as defined below), a portion of Assignor's Specified Percentage of the Commitment equal to _______% (the "Assigned Percentage").





EXHIBIT "E" - Page 1

                                   AGREEMENT.

                 NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

                 1. Assignor hereby sells and assigns to Assignee, without recourse and, except as provided in paragraph 2 of this Assignment and Acceptance, without representation and warranty, and Assignee hereby purchases and assumes from Assignor, Assignor's rights and obligations under the Credit Agreement, to the extent of the Assigned Percentage (including without limitation, (a) the Assigned Percentage of the Commitment as in effect as of the Effective Date and (b) _____% of the Loan owing to Assignor on the Effective Date).

                 2. Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Paper or any other instrument or document furnished pursuant thereto, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Paper or any other instrument or document furnished pursuant thereto or any collateral; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Company or any Person or the performance or observance by Borrower or any Company or any Person of any of its obligations under the Loan Papers or any other instrument or document furnished pursuant thereto.

                 3. Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to Assignor pursuant to Section 7.3 of the Credit Agreement, and such other Loan Papers, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, either Managing Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Papers; (c) appoints and authorizes the Administrative Agent and each Managing Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Papers as are delegated to the Administrative Agent and Managing Agents, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Papers are required to be performed by it as a Lender; (e) specifies, as its address for notice, the office set forth beneath its name on the signature pages hereof; and (f) confirms that it is an Eligible Assignee.





EXHIBIT "E" - Page 2

                 4. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date following execution by the parties hereto on which Assignor receives from Assignee an amount in same day funds equal to _____% of the Loan owing to Assignor on such date and the Administrative Agent, each Managing Agent and Borrower receive notice thereof and an executed copy of this Assignment and Acceptance; provided, however, that, if required by Section 11.13 of the Credit Agreement, Borrower shall have previously approved this Assignment and Acceptance in writing. Borrower acknowledges its obligations under the Credit Agreement, and agrees, within 5 Business Days after receiving an executed copy of this Assignment and Acceptance to execute and deliver to the Administrative Agent, in exchange for the Note originally delivered to Assignor, new Notes to the order of Assignor and Assignee in amounts equal to their respective Specified Percentages of the Commitment.

                 5. As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the Rights and obligations of a Lender thereunder, (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its Rights and be released from its obligations under the Credit Agreement and other Loan Papers, and (c) Assignor's Specified Percentage shall be ______% of the Commitment, and Assignee's Specified Percentage shall be ________% of the Commitment.

                 6. From and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

                 7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the state of Texas, without reference to principles of conflict of laws.

                                         ASSIGNOR:

                                         _______________________________________


                                         By: ___________________________________
                                             Name:
                                             Title:





EXHIBIT "E" - Page 3

                                            ASSIGNEE:

                                            ___________________________________


                                            By: ________________________________
                                                Name:
                                                Title:


                                            ____________________________________
                                            ____________________________________
                                            ____________________________________
                                            Attention:       ___________________
                                            Telephone No.:   (___) ____-_____
                                            Telecopier No.:  (___) ____-_____



Accepted and approved this ____
day of ___________, _____:


TCA CABLE TV, INC.



________________________________________
By:   __________________________________
Its:  __________________________________





EXHIBIT "E" - Page 4